As filed with the Securities and Exchange Commission on

October 5, 2006

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

(Name of Small Business Issuer in its Charter)

Nevada	3272	88-395714
(State or other jurisdiction Of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Box 459, 1710 Shuswap Ave

Lumby, BC, Canada V0E 2G0

(250) 547-2048

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

JOHN FARLEY

CHIEF EXECUTIVE OFFICER AND DIRECTOR

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

BOX 459, 1710 SHUSWAP AVE

LUMBY,BC, CANADA V0E 2G0

(250) 547-2048

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.001 per share (1)	200,000,000 (5)	$.0225	$4,500,000	$529.65
Common Stock, par value $.001 per share (2)	40,000,000	$.16	$6,400,000	$753.28
Common Stock, par value $.001 per share (3)	41,510,271	$.03	$1,245,308	$146.57
Common Stock, par value $.001 per share (4)	10,000,000	$.03	$300,000	$35.31
Total	291,510,271		$12,445,308	$1,464.81

(1) Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating a maximum of $2,000,000 in accordance with a Securities Purchase Agreement dated March 31, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. We are required to register 225% of the estimated amount of shares of common stock issuable in connection with the conversion of the callable secured convertible note (or 200,000,000 shares of common stock) calculated to be due upon conversion of the maximum amount of promissory notes aggregating $2,000,000. The price of $.0225 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.045 was the closing price on the date the transaction closed less a 50% discount).

(2) Represents 36,000,000 shares of common stock issuable in connection with the exercise of our Warrants held by the following selling security holders: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Also represents 4,000,000 shares of common stock issuable in connection with the exercise of our Warrants held by E-Lionheart Associates, LLC/ DBA Fairhills Capital for placement agent services. The price of $.16 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(3) Represents 37,428,580 additional shares of common stock issuable in connection with the conversion of promissory notes and 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages pursuant to the promissory notes aggregating $1,100,000 in accordance with a Securities Purchase Agreement dated April 5, 2005 between the Company and issued to Alpha Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc. The proposed maximum offering price per share is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on May 18, 2006.

(4) Represents 10,000,000 shares issuable to National Financial Communications Corp. in connection with a consulting agreement. The proposed maximum offering price per share is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on May 18, 2006.

(5) The number of shares being registered for the conversion of the callable secured convertible notes is 200,000,000 based on the following: the full subscription price of $2,000,000 divided by closing stock price of $.045 (44,444,445 shares) divided by .50 (or a 50% discount). This results in 88,888,888.89 shares. We are required to register 225% of the conversion shares. Therefore 225% of 88,888,889.89 approximately equals the registered share amount of 200,000,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED October 5,	2006

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

200,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

40,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF WARRANTS

41,510,271 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES AND

OF LIQUIDATED DAMAGES PURSUANT TO PROMISSORY NOTES

10,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH A CONSULTING AGREEMENT

Our selling security holders are offering to sell 200,000,000 shares of common stock issuable in connection with the conversion of promissory notes, 40,000,000 shares of common stock issuable in connection with the exercise of warrants, 41,510,271 shares of common stock issuable in connection with the conversion of promissory notes and liquidated damages pursuant to promissory notes, and 10,000,000 shares issuable in connection with a consulting agreement.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _, 2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “AVVW.” The last reported sale price of our common stock on September 21, 2006 was $0.03.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants.

TABLE OF CONTENTS

PAGE #
ABOUT US	1

RISK FACTORS	3

USE OF PROCEEDS.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	8

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.	9

BUSINESS	15

LEGAL PROCEEDINGS.	19

MANAGEMENT	20

PRINCIPAL STOCKHOLDERS	25

SELLING STOCKHOLDERS	26

PLAN OF DISTRIBUTION	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29

DESCRIPTION OF SECURITIES.	30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	31

TRANSFER AGENT	31

EXPERTS.	31

LEGAL MATTERS.	31

FINANCIAL STATETMENTS.	F

RECENT SALES OF UNREGISTERED SECURITIES.	33

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were incorporated on June 3, 1998 in the State of Nevada. On June 28, 2002, we completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,500 common shares, after a 1 new for 5 old reverse stock split of our issued common shares. This share issuance resulted in a reverse takeover of us by the shareholders of MYOSP. Certain directors and officers of MYOSP became our directors and officers. The financial statements included in this report are a continuation of MYOSP (date of inception March 25, 1999).

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products to the countries specified in its distribution agreement. The specified regions for which the Company has the exclusive distribution rights are as follows: North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company has the exclusive distribution rights for patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels initially in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

On December 30, 2005, the Company and its subsidiary entered into a new distribution agreement with the German inventor of the patented Neuroskin line of skin care products, the inventor’s Company and two related German Companies. The German Companies have guaranteed and assumed the obligations of the German inventor to meet product supply demands. This agreement supersedes the Company’s License Agreements made with the German inventor and his company dated September 1, 1999 and February 1, 2002.

Pursuant to the new distribution agreement the Company maintains its exclusive distribution rights to distribute the Neuroskin line of products in North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Neuroskin line of products is a patented, European line of skin care products used for the symptomatic treatment of diseases of the skin including eczema, psoriasis and acne. The patents and trademarks are owned by the German inventor and/or the German companies and are registered in various jurisdictions. The term of the new agreement is 15 years with an option to the Company to extend the term for a further 15 years. The prices for the supply of the Neuroskin products have been agreed to. There are no minimum purchase requirements, no sales targets and no royalties are payable.

The Company has not generated significant revenue, has a working capital deficit of $2,747,255 as of May 31, 2006, and has accumulated operating losses of $11,013,351 since our inception to May 31, 2006. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our May 31, 2006 and 2005 audited consolidated financial statements.

	For the year ended	For the year ended
	May 31, 2006	May 31, 2005
STATEMENT OF OPERATIONS		As restated
	(audited)	(audited)

Revenues	18,657	13,021
Net Loss for the year	(4,035,067)	(2,949,420)
General and Administrative Expenses	2,457,097	2,324,389
Impairment loss on assets	-	231,378
Research and Development Expenses	137,759	269,432

	As of	As of
	May 31, 2006	May 31, 2005
BALANCE SHEET DATA		As restated
	(audited)	(audited)

Cash	627,163	112,995
Total Current Assets	999,679	437,144
Total Assets	1,712,399	592,663
Total Liabilities	3,746,934	2,045,535
Stockholders ‘ Equity (Deficiency)	(2,034,535)	(1,452,872)

We restated our consolidated financial statements for the year ended May 31, 2005. We restated the financial statements to reflect a change in the accretion of the intrinsic value related to the beneficial conversion feature of the convertible notes and the interest expense related to them. The carrying value of the convertible notes decreased by $196,355 and interest expense decreased by $196,355.

	May 31, 2005 As Reported $	Adjustment $	May 31, 2005 As Restated $

Balance Sheet
Convertible notes	331,877	(196,355)	135,522
Deficit accumulated during the development stage	(7,174,639)	196,355	(6,978,284)

	Year Ended May 31, 2005 As Reported $	Adjustment $	Year Ended May 31, 2005 As Restated $

Statement of Operations
Interest Expense	(323,771)	196,355	(127,416)

Net loss for the year	(3,145,775)	196,355	(2,949,420)

There was no change to the basic and diluted net loss per share resulting from the restatement.

WHERE YOU CAN FIND US

We are located at Box 459, 1710 Shuswap Ave, Lumby, BC, Canada V0E 2G0. Our telephone number is (250) 547-2048 and our facsimile number is (250) 547-2067.

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to AVVAA World Health Care Products, Inc. and not to the selling shareholders.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN LEAD TO OUR BUSINESS TO FAIL

Our date of inception is March 25, 1999 and we have had minimal revenues and nominal operations to date. Our accumulated losses were $11,013,351 as of May 31, 2006. We will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate future as we prepare for the full implementation of our business plan. We anticipate expenses associated with the addition of more employees, expansion of office space and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate sufficient revenues will cause us to go out of business.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated limited revenues. We have only generated $41,087 in cumulative revenues, and we have incurred a cumulative net loss of $11,013,351 as of May 31, 2006. If we cannot generate sufficient revenues from the sale of our products, we may not be able to implement our business plan and may be forced to cease our business activities.

WE INTEND TO COMMENCE LEGAL PROCEEDINGS AGAINST A FORMER OFFICER FOR DAMAGES DISCOVERED AND INCURRED UPON THE DEPARTURE OF SAID OFFICER.

The former Vice President of Sales and Marketing of the Company, Barbara Smith, wrongfully registered certain of the Company’s internet domain names in the name of a consulting company controlled by her called E-Clarity Consulting Inc. during the time she worked for the Company. The Company was able to recover registered ownership of some of its domain names but she refused to cooperate to hand over control of the balance to the Company. On September 30, 2005, the Company commenced legal proceedings in the Supreme Court of British Columbia against Barbara Smith and E-Clarity Consulting Inc. alleging that she breached her fiduciary and contractual duties to the Company on a number of grounds, including wrongfully registering the Company’s internet product property in such a manner and by failing to deliver them to the Company when requested to do so. On September 30, 2005, the Company obtained an interim Court Order requiring Barbara Smith and E-Clarity Consulting Inc. to deliver the Internet property to the Company within two days of being served with the Court Order. She was served with the Court Order and complied with it. On October 17, 2005, the Company obtained a judgment against Barbara Smith and E-Clarity Consulting Inc. for damages to be assessed plus costs to be assessed. The Company has not since taken any steps in the proceedings to assess costs or damages.

In September 2005, the Company received an invoice from E-Clarity Consulting Inc. seeking payment of $240,137 with a threat to face legal proceedings if the amount was not paid. The Company denies the amount claimed is owed, has not paid any of the amount claimed, and intends to vigorously defend its position when required to do so. The Company has recorded an amount owing to Barbara Smith of $131,458 recorded in its books as at May 31, 2006. She has issued further invoices unilaterally adding further interest charges to the amount allegedly owing, but she has taken no steps in the Courts to attempt to collect it. The Company denies the obligation to pay the invoiced amount and interest as claimed by her. Aside from rendering her invoices, Barbara Smith has not taken any steps in the existing legal proceedings nor has she initiated any other legal proceedings to advance her claims for payment from the Company. If she takes steps in legal proceedings to collect the amounts allegedly due, the Company will defend the claim and proceed to assess damages and costs in its legal proceedings and seek to set off those amounts from the amount, if any, which might be found by a court to be payable by the Company to her. If the Company’s damage claim against her exceeds the amount which may be payable to her, the Company plans to collect the excess of such damages and costs from Barbara Smith and E-Clarity Consulting Inc.

THE TERMINATION OF GOVERNMENT APPROVAL FOR THE PRODUCTS THAT ARE SUBJECT TO A LICENSE AGREEMENT CAN CAUSE US TO LOSE THE USE OF SUCH PRODUCTS RESULTING IN A LACK OF PRODUCTS TO GENERATE ANY SIGNIFICANT REVENUES

The products that we sell, subject to a license agreement, have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania. The termination of such government approvals in the US, Canada and all other countries covered by the license agreement will cause us to lose the use of such products resulting in a lack of products to generate significant revenues. This situation could arise should significant scientific evidence be brought forward that question the safety of components in the formulas. All other companies using the same components would be in a similar situation.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 120 DAYS AFTER THE INITIAL CLOSING DATE OF MARCH 30, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on March 30, 2006. If this registration statement has not been declared effective by July 31, 2006 (July 29, 2006 is a Saturday and the SEC is closed on such date), we will begin incurring liquidated damages equal to 2% of the purchase price of the issued promissory notes remaining unconverted, or 2% of the purchase price of the shares that have been issued based on the conversion of the promissory notes for each 30 day period that this registration statement is not declared effective after July 31, 2006. Although we have not met the required effective date, we have not been notified by the investors of any default.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The conversion of the promissory notes in our recent financing is based on the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

John Farley, our Chief Executive Officer, George Roadman, our President and Chief Operating Officer and Charles Austin, our Chief Financial Officer and Secretary are important to our success and they have no immediate plans for leaving the company or retiring; however if one of them became unable to continue in their present positions, our business and financial results could be materially negatively affected. With limited start up personnel, AVVAA's initial core management team and current employees have worked together to develop all aspects of the companies operations. Each has gained knowledge in every aspect of the day-to-day workings giving us full confidence in the ability to continue full operations with the loss of any key personnel short term.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next year. We currently have twelve full-time employees. Our plan is to hire twelve new employees over the next twelve months. Senior personnel to be added will include a Vice President Institutional Sales and a Technical Sales Manager. Marketing personnel and customer service representatives will be increased by a total of seven new employees. Manufacturing, shipping and quality control personnel will be increased by a total of three. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

Manufacturing operations commenced in November 2004 at Natures Formulae Health Products Ltd. manufacturing facility in Kelowna, British Columbia with the production of the three core products of the Neuroskin line. The Company also has contracted to use Summit Laboratories, Inc in Harvey, Illinois for production. On August 30, 2005, the Company completed the purchase of a building and property in Lumby, British Columbia to serve as the head office and as a distribution center.

The sales and marketing division of AVVAA World Health Care Products Inc. will undertake both traditional marketing and Internet marketing initiatives to drive sales in targeted market areas. To carry out the marketing strategies, AVVAA will concentrate on building a strong relationship with trade distributors (national and international) and end users to drive sales in the various market areas: direct consumer; institutional; clinical; mainstream retail and specialty merchants; private brand and cosmetic companies; and health and natural food stores. Failure to attract the mass merchants, pay for product displays and additional sales staff during the initial growth and training period could hamper the increase in sales necessary for the survival of the company.

Sales and marketing efforts will be initially focused on the USA markets direct to consumer and distributorship agreements. Expansion into international markets with sales and distributorship agreements will be aggressively pursued with early discussions having already taken place. These activities will be concurrent to the development of clinical, institutional and food, drug and mass merchant channels. AVVAA is forecasting substantial advertising, product launch and research and development expenditures. Any failure to address the needs of our growing business successfully could have a negative impact on AVVAA’s chance of success.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

PRODUCT DEFECTS COULD LEAD TO LITIGATION THAT WOULD PUT THE COMPANY AT RISK.

Although the Federal Food and Drug Administration (FDA) reviews and approves products for over the counter (OTC) drugs and cosmetics, their approval does not leave a company immune to litigation. We have followed the guidelines as established by the FDA and are not aware of any product defects at this time. However, if defects were found there could be a potential lawsuit. Substantial legal costs to defend against the claims or settlements would negatively impact the company.

CLAIMS AGAINST OUR INTELLECTUAL PROPERTY RIGHTS COULD LEAD TO LITIGATION THAT WOULD PUT THE COMPANY AT RISK.

Similarly, while we have a license agreement with the inventor and are confident in our exclusive rights in regards to said agreement, should another party step forward with claims of intellectual property rights we could be faced with litigation. Substantial legal costs to defend against the claims or settlements would negatively impact the company.

THE FIGHT FOR MARKET SHARE IN THE OVER THE COUNTER AND PRESCRIPTION DRUG MARKET PLACE WILL BE A DIFFICULT CHALLENGE.

The competition for market share in the market place is a significant risk for the AVVAA management and shareholders. The comparisons of competitive products fall into two categories, (1.) over-the-counter and (2.) prescription drugs. The AVVAA products, namely Neuroskin Spray for Psoriasis/Eczema, Neuroskin Spray for Acne Relief and Neuroskin Spray for Itch Relief, will compete in the over-the-counter market, competing directly with products that treat psoriasis, eczema, acne and dermatitis. In the prescription drugs category, prescribed products are only available through a general practitioner or dermatologist and are generally more expensive. Therefore AVVAA considers these indirect competitors. The majority of treatments for psoriasis/eczema are in the prescription drug category and are expensive compared to over-the-counter treatments. There are a large number of acne treatments available over-the-counter and through mail order/infomercials which will be direct competitors crating a risk of not being able to penetrate the market.

Initial desk research on the competitive environment has been undertaken to complete the business plan. The second phase of market research planned will be extremely comprehensive with full qualitative and quantitative research. This critical data, once collected and analyzed will direct the company into its next phase of evolution and could help lower the risk potential.

Milestones in competitive environment will include the second phase of in-depth research concluded by the end of 2006. During 2006, follow up research will be planned to gauge the success of the marketing messages and product performance. The follow up research is planned as survey and focus group testing.

The consumer website will constantly monitor the pulse of the customer. Surveys and questionnaires will be included on the site with contests to stimulate responses. At every touch point, the customer’s perceptions will be gauged and the management team will review and respond accordingly. We cannot guarantee that we will be successful in competing in the market with AVVAA products in this very competitive market. Failure to generate sales revenues will cause AVVAA to go out of business.

THE MARKET ACCEPTANCE OF AVVAA PRODUCTS IS NOT GUARANTEED AND ANY LACK OF ACCEPTANCE WILL CREATE ADDITONAL BURDENS ON THE COMPANY

There is a risk that the products developed will not be accepted in the market place. The AVVAA Research and Development team feels that Neuroskin Sprays are effective treatment to all major skin diseases. The Research and Development team will conduct American clinical trials to support the findings in Germany. The core products are registered FDA compliant and DIN approved (upon renewal) as over-the-counter pharmaceuticals as well as cosmetic skin care products, this however will not insure acceptance in the market place. We cannot guarantee that we will be successful in generating the sales of the AVVAA Products in this competitive market. Failure to generate sales revenues will cause AVVAA to go out of business.

THERE ARE RISKS ASSOCIATED WITH THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN DELAYS TO ANTICPATED LAUNCH DATES, WHICH WOULD NEGATIVELY EFFECT THE FINANCIAL SITUATION OF THE COMPANY.

There is an inherent risk with the development of new products. The cost of development could be prohibitive or we may not have the funds available to proceed after initial development has been initiated. There may also be regulatory issues particular to a specific product segment that will have to be addressed. For example we have a natural insect repellent that has been delayed as it has four active ingredients whereas FDA regulations restrict the number of active ingredients to two. The launch date of the product has thus been delayed as it had been returned to the product development stage. The business plan calls for the launch of new products on an ongoing basis and any delays could negatively effect the financial situation of the company.

POTENTIAL INTEGRATION IN CORPORATE COMBINATIONS, SUCH AS THE ONCE PROPOSED TRANSACTIONS WITH MYSTIC MOUNTAIN OR THE ONIONLAKE BAND REPRESENTS A CALCULATED RISK TO BE MANAGED.

When two companies enter into a joint arrangement there are risks involved in reaching the intended level of interaction. There are no assurances that the combination would be profitable or could be integrated successfully. We had anticipated working with both Mystic Mountain and the Onion Lake First Nation’s Band. However due to a change in the Band leadership, it was agreed by all parties to terminate the agreement as of July 7th, 2004. Subsequently the Mystic Mountain venture was also cancelled on July 23, 2004. At this time there are no other corporate combinations under consideration, however there would be a potential risk for incompletion were this avenue to be sought for future expansion and implementation of the strategic plan.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “AVVW.” The following table sets forth the high and low bid prices for our common stock for the last three fiscal years (since the first fiscal quarter of the fiscal year June 1, 2002 through May 31, 2006.)

YEAR	QUARTER	HIGH	LOW

2002	First (June 1-August 31)	1.20	0.225
2002	Second(September 1-November 30)	0.67	0.40
2002-03	Third (December 1-February 28)	0.65	0.30
2003	Fourth(March 1-May 31)	0.65	0.32
2003	First (June 1-August 31)	0.60	0.32
2003	Second(September 1-November 30)	0.56	0.30
2003-04	Third(December 1-February 28)	0.51	0.30
2004	Fourth(March 1-May 31)	0.74	0.25
2004	First(June 1-August 31)	0.578	0.22
2004	Second(September 1-November 30)	0.39	0.235
2004-05	Third(December 1-February 28)	0.31	0.145
2005	Fourth(March 1-May 31)	0.25	0.09
2005	First(June 1-August 31	0.19	0.10
2005	Second (September 1 – November 30)	0.15	0.055
2005-06	Third (December 1 – February 28)	0.14	0.049
2006	Fourth (March 1-May 31)	0.058	0.028

As of October 5, 2006, in accordance with our transfer agent records, we had 178 shareholders of record. Such shareholders of record held 65,866,854 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 5, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	22,464,284	$0.29	700,000
plans approved by
security holders

Equity compensation	--		--
plans not approved
by security holders
Total	22,464,284		700,000

 DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

 Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

OVERVIEW

We were incorporated on June 3, 1998 in the State of Nevada. On June 28, 2002, we completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of our issued common shares. This share issuance resulted in a reverse takeover of us by the shareholders of MYOSP. Certain directors and officers of MYOSP became our directors and officers. The financial statements included in this report are a continuation of MYOSP (date of inception March 25, 1999).

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products to the countries specified in its distribution agreement. The specified regions for which the Company has the exclusive distribution rights are as follows: North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company has the exclusive distribution rights for patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels initially in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

On December 30, 2005, the Company and its subsidiary entered into a new distribution agreement with the German inventor of the patented Neuroskin line of skin care products, the inventor’s Company and two related German Companies. The German Companies have guaranteed and assumed the obligations of the German inventor to meet product supply demands. This agreement supersedes the Company’s License Agreements made with the German inventor and his company dated September 1, 1999 and February 1, 2002.

Pursuant to the new distribution agreement the Company maintains its exclusive distribution rights to distribute the Neuroskin line of products in North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Neuroskin line of products is a patented, European line of skin care products used for the symptomatic treatment of diseases of the skin including eczema, psoriasis and acne. The patents and trademarks are owned by the German inventor and/or the German companies and are registered in various jurisdictions. The term of the new agreement is 15 years with an option to the Company to extend the term for a further 15 years. The prices for the supply of the Neuroskin products have been agreed to. There are no minimum purchase requirements, no sales targets and no royalties are payable.

Pursuant to the original License Agreements the Company paid the German inventor a royalty advance of $220,000. Under the original License Agreements these amounts were to be offset against future royalties due to the inventor or his company. Under the new distribution agreement no royalties are payable and these amounts are not recoverable and have therefore been written off.

We are considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. Our consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We commenced manufacturing operations and launched a consumer web site to generate Internet sales on December 1, 2004.

As of May 31, 2006, we have a working capital deficit of $2,747,255 and have accumulated operating losses of $11,013,351 since our inception. Our continuation is dependent upon the continuing financial support of creditors and stockholders, obtaining long-term financing, generating significant revenue, and achieving profitability. These conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might arise from this uncertainty.

Key trend and analytical points on the potential effects of known trends.

The Company’s management has studied trends in the aging population and the widespread problem of Skin Diseases. The emotional and social consequences of skin disease are often profound and life altering. “In cases where psoriasis plaques are visible, patients can suffer severe humiliation and depression; some even withdraw from society and become isolated. In one study, 75% of patients reported that psoriasis undermined their confidence. Another study reported that 8% felt their life was not worth living”. 1 Dr. Iona Ginsburg, MD, Associate Clinical Professor of Psychiatry in Dermatology at New York’s Columbia-Presbyterian Medical Center, wrote in a 1995 journal article: “Psoriasis is a disease that, in attacking the skin, attacks the very identity of the individual. Many patients have to deal on a daily basis with shame, guilt, anger and fear of being thought dirty and infectious by others”

o Seventeen million (17 million) Americans have acne (*The National Institute of Arthritis and Musculoskeletal and Skin Diseases).

o There are 7 million people living in the United States that are affected by some form of psoriasis. Approximately two hundred and fifty thousand new cases are reported each year. (*Well-Connected Report, 1999 Nidus Information Services Inc., June 1999).

o “Skin problems are exceedingly common: 30% of Americans have dermatological conditions requiring a physician’s care. Moreover, the skin and its appendages (the hair and nails) play a paramount role in our psychological makeup.” (*Cecil Textbook of Medicine 20th edition, 1996).

11999 Nidus Information Services, Inc. Well-Connected Report: Psoriasis. June 1999

o Over 16 million people living in the United States are affected by eczema (*The National Institute of Arthritis and Musculoskeletal and Skin Diseases).

o *Research by the National Psoriasis Association, the USA Dermatologist Association and other institutions indicate that close to $4 billion is spent on treatments for psoriasis, eczema, and acne per year.

o “85% of the US population between ages 12-25 develop some form of acne.” (*FDA Consumer Report, “On the Teen Scene” section of WebMD Health).

o The psoriasis market is continuing to grow with the aging population and affects between 0.5% - 3% of the world’s population, (*Well-Connected Report, 1999 Nidus Information Services Inc., June 1999).

o *Forrester Research states in their article “B2B Healthcare Spending Shifting Online” (Jan. 2000), “Over-the-counter drugs, health and beauty aids will contribute $1.9 billion and $900 million, respectively, to the online retail category.”

o The market size for the health and natural food store market tops 9,245 stores in USA with sales reaching $14 billion in 2000. (*source: www.marketresearch.com)

Because of these growing trends the Company’s management has set site on these Primary Target Markets and Secondary Target Markets.

Primary

O	Individuals suffering with psoriasis, eczema and acne and various other skin diseases;
O	Pharmacy Retail outlets;
O	Mainstream and Specialty Drug and Food Chain outlets; and Institutions - hospitals, clinics, prisons.

Secondary

O	Private brand companies;
O	Cosmetic companies; and
O	Health and Natural Food Store Market.

In addition to the direct AVVAA employee’s, and to insure that AVVAA can sell through to the Primary and Secondary markets the following actions have been taken:

Crossfire Network Inc. was hired as a consultant / Independent Contractor in January of 2005 for the sole purpose of assisting and executing the sales plan in conjunction with AVVAA. This contract was replaced with a new one year contract dated February 1, 2006 and signed by all parties on March 22, 2006. The contract calls for six monthly payments of $20,000 per month recoverable against commissions of 15%. The contract can be cancelled by the company if sales are not booked by at least two of eight listed possible customers. Crossfire Network personnel and associates have a strong track record of sales and marketing on a global basis that positions products on retail shelves, which will assist in accomplishing AVVAA’s sales targets in the Primary Markets. Additionally, Crossfire Network Inc. will place products with the Health and Natural Food Store Markets. Crossfire has the necessary associates and reputation to accomplish the AVVAA sales objectives.

PLAN OF OPERATIONS FOR THE NEXT TWELVE MONTHS

We are presently licensed to manufacture and distribute patented European skin care products, which were scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter the Neuroskin line of products through direct to consumer sales followed by penetration into the food, drug and mass distribution channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. We have developed a business plan and have conducted research with respect to marketing the products.

We will initially seek to generate sales and begin building brand awareness by aggressively marketing these products through the Internet. The Internet is only one element in the overall business strategy. An integrated approach will ensure cohesive efforts support both online and offline sales and marketing strategies. A comprehensive marketing plan has been developed.

Manufacturing operations commenced on December 1, 2004 at Natures Formulae manufacturing facility in Kelowna, British Columbia with the production of the three core products of the Neuroskin line. In addition, a consumer web site was launched on December 1, 2004, which can be viewed at http://www.help4skincare.com. This consumer-orientated information and product purchase web site was developed specifically to open a direct line to consumer sales channel.

On August 30, 2005, the Company completed the purchase of a building and property in Lumby, British Columbia to serve as the head office.

RESULTS OF OPERATIONS FOR TWELVE MONTHS ENDED MAY 31, 2006 (“2006”) COMPARED TO THE TWELVE MONTHS ENDED MAY 31, 2005 (“2005”)

Manufacturing operations commenced at the end of November 30, 2004 and a consumer web site was launched in December 2004, to enable the commencement of sales through the Internet, and through fax and mail orders. An animal care product line was launched in May 2005.

The net loss in 2006 was $4,035,067 ($0.10 per share) compared to a net loss of $2,949,420 ($0.11 per share) in 2005, an increase of $1,085,647. The primary cause of the increased loss was the $1,104,764 increase in interest expense and the increase in debt issue costs of $142,325 both relating to the convertible notes issued. In addition, selling, general and administrative expenses increased by $132,708. These increases were offset by a decrease in research and development expenses of $131,673. In 2006 there were no expenses for impairment loss on assets, whereas, in 2005 these expenses totalled $231,378. In 2006, the Company recorded Sales of $18,657, compared to $13,021 in 2005. Cost of sales in 2006 were increased by $32,493, the invoice value of samples given to perspective customers.

LIQUIDITY AND CAPITAL RESOURCES

For the twelve months ended May 31, 2006, operations were primarily financed by the following: the issuance of convertible notes of $1,740,000, a net increase in amounts due to related parties of $532,162 and an increase in accounts payable and accrued liabilities of $155,392.

As of May 31, 2006, we had cash of $627,163 and had a working capital deficit of $2,747,255. As of the year ending May 31, 2005, we had a working capital deficit of $1,608,391.

As of May 31, 2006 we had inventory on hand of $352,387, consisting of raw materials ($162,447) and finished goods ($189,940).

On April 5, 2005, the Company completed Financing Agreements totalling $1,100,000. Under the agreements, the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due one year from issuance, and bear default interest at 15% thereafter. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company. The conversion price is based on 80% of the average of the three lowest closing prices of the Company’s stock for the thirty days prior to conversion; for a maximum of $0.20 per share; and a minimum of $0.08 per share for eight months after issuance and no minimum conversion price thereafter. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of the Company’s assets both tangible and intangible.

The Company is to issue four series of share purchase warrants as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

On April 5, 2005, the Company received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement (“SB-2”) with the United States Securities and Exchange Commission (“SEC”) that is declared effective (met and received). If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% (subsequently amended to 5%) for each thirty-day period of the convertible notes remaining unconverted. The SB-2 was declared effective in December 2005.

On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class D warrants pertaining to the $660,000 in convertible notes issued.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $660,000 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the principal amount of $340,000 were converted into common shares, for which interest expense of $287,235 (2005 as restated - $52,164) has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $320,000 at maturity. Interest expense for the year ended May 31, 2006 on principal of $320,000 totalling $270,904 (2005 as restated - $49,096) has been fully accreted increasing the carrying value of the remaining convertible notes to $320,000 as at May 31, 2006 (May 31, 2005 as restated - $49,096).

There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above and without warrants). For the $49,500 in convertible notes, the Company has restated its 2005 financial statements to recognize the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital, and $31,500 as the carrying value of due diligence convertible notes. During the year ended May 31, 2006, the Company fully accreted interest expense of $15,238 (2005 as restated - $2,762), increasing the carrying value of the due diligence convertible notes to $49,500 as at May 31, 2006 (May 31, 2005 as restated - $34,262).

On August 2, 2005, the Financing Agreements were amended and the Company issued an additional $140,000 in convertible notes. The terms and conditions of the original Financing Agreements were unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company recognized the intrinsic value of the beneficial conversion feature on the $140,000 convertible notes of $37,920 as additional paid-in capital. The Company recognized the fair value of the detachable warrants of $102,080 as additional paid-in capital. The Company will record interest expense over the term of the convertible notes of $140,000 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the amount of $6,364 were converted into common shares, for which interest expense of $6,364 has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $133,636 at maturity. Interest expense for the year ended May 31, 2006 on principal of $133,636 totalling $110,569 has been accreted increasing the carrying value of the remaining convertible notes to $110,569 as at May 31, 2006.

On January 17, 2006, the Financing Agreements were completed and the Company received an additional $300,000. The Company issued $493,200 of convertible notes for the additional funding of $300,000 and for liquidated damages amounting to $193,200. The Company issued 4,784,688 Class A warrants exercisable at $0.20 per share, 3,588,516 Class B warrants exercisable at $0.25 per share, 3,588,516 Class C warrants exercisable at $0.30 per share, and 2,392,344 Class D warrants exercisable at $0.45 per share. The Company recognized the intrinsic value of the beneficial conversion feature on the $493,200 convertible notes issued of $213,566 as additional paid-in capital. The Company recognized the fair value of the detachable warrants of $279,634 as additional paid-in capital. The Company will record interest expense over the term of the convertible notes of $493,200 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the amount of $3,636 were converted into common shares, for which interest of $3,636 has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $489,564 at maturity. Interest expense for the year ended May 31, 2006 on principal of $489,564 totalling $179,731 has been accreted increasing the carrying value of the remaining convertible notes to $179,731 as at May 31, 2006. The Company agreed to file a post-effective amendment of the SB-2 filed with the SEC on or before February 28, 2006 to register an additional 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages as per the terms of the financing agreements. The additional 4,081,691 were included in the SB-2 filed on May 19, 2006.

On March 30, 2006, the Company agreed to change the conversion terms of the convertible notes described above relating to the $1,100,000 financing plus liquidated damages. The conversion price was changed from 80% to 50% of the average of the three lowest closing prices of the Company’s shares for the twenty trading days prior to conversion.

On March 30, 2006, the Company completed financing agreements for $2,000,000 with private investors (the “Investors”). The Company will issue to the Investors secured convertible notes totalling $2,000,000 with a 6% interest rate and a maturity of three years. The notes are convertible into shares of common stock at 50% of the average of the lowest three closing prices for the Company’s shares during the twenty trading days prior to conversion. The applicable conversion percentage changes to 55% if the SB-2 is filed on or before the Filing Date; and 60% if the SB-2 is declared effective by the Effectiveness Deadline. The convertible notes are secured by a lien on all of the Company’s assets pursuant to the Security Agreement and the Intellectual Property Security Agreement entered into with the Investors.

Under the terms of these agreements, $700,000 was funded on the Closing Date, a further $600,000 was funded on the date an SB-2 Registration Statement (“SB-2”) was filed (pursuant to a Registration Rights Agreement) with the SEC, and $700,000 is be funded on the date the SB-2 Registration Statement is declared effective by the SEC. Pursuant to the terms of a Registration Rights Agreement, the Company is required to register the shares underlying the convertible notes, as well as the shares to be issued pursuant to the warrants within forty-five days from the Closing Date and are required to have the SB-2 declared effective within 120 days from the Closing Date. In the event that the SB-2 is not filed or declared effective within these time limits, the Company may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

Pursuant to this financing transaction, the Company also granted the Investors the right to purchase an aggregate of 36,000,000 shares of common stock (the “Warrants”), of which Warrants to purchase 26,000,000 shares were issued on March 27, 2006 and Warrants to purchase 10,000,000 shares were issued on May 23, 2006. The Warrants are exercisable for a period of seven years from the dates of issuance at an exercise price of $0.16 per share.

On May 30, 2006 the Company’s solicitors received a letter from the SEC indicating that the SEC would not be reviewing the SB-2 and indicating that the filing could not “go effective” until the Company had increased its Authorized Capital. The Company has filed a Preliminary Form 14A with a suggested Annual Meeting date of July 26, 2006. Included in the resolutions for approval by the Shareholders is an Amendment to the Company bylaws to increase the authorized capital from 100,000,000 to 750,000,000 shares.

On March 27, 2006, the Company received the first tranche of $700,000 and on May 23, 2006, the Company received the second tranche of $600,000. The Company has issued callable secured convertible notes totalling $1,300,000. In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company has recognized the intrinsic value of the beneficial conversion feature of $619,824 as additional paid-in capital. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $680,176 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of seven years, a risk free interest rate of 4.61% and 4.89%, an expected volatility of 164%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $1,300,000 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of the convertible notes of $1,300,000 at maturity. Interest expense for the year ended May 31, 2006 on principal of $1,300,000 totalling $45,893 has been accreted increasing the carrying value of the convertible notes to $45,893 as at May 31, 2006.

During the year ended May 31, 2006, interest of $87,922 was accrued on the convertible notes. During the year ended May 31, 2006, convertible notes with a principal amount of $350,000 and accrued interest of $56,392 were converted into 9,304,668 shares of common stock.

The Company incurred and deferred debt issue costs of $415,050 (2005 - $154,550) pertaining to convertible notes to be amortized over the related terms to maturity, of which $215,050 (2005 - $154,550) was paid by cash proceeds of financing arrangements and a further $200,000 was accrued for warrants to be issued as placement agent fees. During the fiscal year ended May 31, 2006, $166,037 (2005 - $23,712) has been charged to debt issue costs.

SUBSEQUENT EVENTS

On June 26, 2006 the Company filed a Preliminary Form 14A with the SEC suggesting an Annual Meeting date of July 26, 2006. Included in the resolutions for approval by the Shareholders is an Amendment to the Company bylaws to increase the Authorized Capital from 100,000,000 shares to 750,000,000 shares. Also included is a resolution for approval of the 2006 Stock Incentive Plan for a total of 10,000,000 shares of common stock to be issued to employees, directors, independent contractors agents or other eligible persons.

On June 12, 2006 the Company entered into an agreement with an advertising agency, committing to expenditures totalling $176,500 over a 60 day period for advertising in magazines and agency commissions. In July, 2006 the Company paid $30,000 under this agreement.

On July 26, 2006, at the Annual Meeting of Shareholders, the shareholders approved the increase in the Company’s authorized common shares from 100,000,000 to 750,000,000. In addition, the shareholders ratified the 2006 Stock Incentive Plan for 10,000,000 common shares.

On July 26, 2006, the Board of directors approved the award of 1,550,000 shares to eligible participants in the 2006 Stock Incentive Plan. The term of these options is five years and they will expire on July 26, 2011. The exercise price is 100% of the fair market value on the Grant Date, July 26, 2006. The Board of Directors had previously awarded 7,350,000 shares on April 4, 2006 to eligible participants. The exercise price is 100% of the fair market value on the date that the 2006 Stock Incentive Plan was approved by the Shareholders, July 26, 2006. The term of these options is five years and they will expire on April 3, 2011.

CRITICAL ACCOUNTING POLICIES

We have chosen accounting policies that we believe are appropriate to accurately and fairly report our operating results and financial position, and apply those accounting policies in a consistent manner.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions. Assets, liabilities, revenue and expenses, and disclosure of contingent liabilities are affected by such estimates and assumptions. The most significant assumptions are employed in estimates used in determining values of inventories and intangible assets, as well as estimates used in applying the revenue recognition policy. We are subject to risks and uncertainties that may cause actual results to differ from those estimates, such as changes in the industry environment and competition. We believe the following accounting policies are the most critical because they involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Inventory. Raw materials are recorded at the lower of cost and replacement cost and finished goods are recorded at the lower of cost and net realizable value. The Company evaluates inventory for estimated obsolescence based on the length of time the inventory has been unsold and on projections of future demand and market conditions. For those units in inventory that are so identified, we estimate their net realizable value based on current realization trends. If the projected net realizable value is less than cost, on a product basis, we provide a provision to reflect the lower value of that inventory. We have only recently produced our inventory and started the sales process. We have no record of historical returns. We believe we will be able to realize our projected margins and recover our inventory costs; however, there is no assurance that this will be the case.

Intangible assets and other long-lived assets. We review our property and intangible assets for possible impairment on an annual basis whenever events of circumstances indicate that the carrying amount of an asset may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and, in some cases, the current fair value of the asset. In addition, our depreciation and amortization policies reflect judgment on the estimated useful lives of assets.

Revenue recognition. Revenue is recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. This is generally at the time products are received by the customer. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors who have right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates. We have only recently begun selling products to retail customers through the Internet and have not developed a history of returns. Our retail customers are permitted to return our products for a refund. We have not to date, had any of our products returned. Once historical patterns are established, this will allow us to develop sales return allowances. At this time it will be necessary to reduce gross revenue for projected returns. To date we have not made any sales to distributors.

Convertible notes with beneficial conversion features with detachable warrants. The proceeds of issuance is allocated between convertible notes and detachable warrants based on their relative fair values. The fair value of the warrants issued are determined using the Black-Scholes option pricing model. Interest expense is recorded over the term of the convertible notes resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes are increased to the face value of the remaining convertible notes at maturity.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

ABOUT US

We were incorporated on June 3, 1998, in the State of Nevada. We have yet to generate significant revenues and in accordance with SFAS #7, are considered a development stage company.

From inception to March 14, 2000, we were actively engaged in the acquisition and exploration of mineral properties containing gold, silver, copper, zinc and/or other mineral deposits. We operated our preliminary business as an exploration stage company with the intent to receive income from property sales, joint ventures or other business arrangements with larger companies, rather than developing and placing our properties into production on our own.

Pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”) effective September 12, 2000, we acquired 100% of all the issued and outstanding shares of common stock of Anmore Management Inc., a Delaware corporation, for $90,000 and 10,000 of our shares valued at a nominal $10. On May 22, 2002, we and Anmore Management Inc. agreed to reduce the cash settlement of the Acquisition Agreement to $40,000 from $90,000. The acquisition was approved by the Board of Directors and a majority of the shareholders of both Anmore Management Inc. and us on September 12, 2000. Upon effectiveness of the acquisition, we elected to become the successor issuer to Anmore Management Inc. for reporting purposes under the Securities Exchange Act of 1934 (“the Act”) and elect to report under the Act effective September 12, 2000. Anmore Management Inc. assumed the name Sierra Gigante Resources, Inc. Our officers and directors became the officers and directors of Anmore Management Inc. The $40,010 was treated, for accounting purposes, as a reduction of additional paid in capital and not as goodwill as the nature of the transaction was to allow us to report under the Act by way of reorganization.

On June 28, 2002 (the “Effective Date”), pursuant to a Share Exchange and Share Purchase Agreement (“Share Exchange”) among us; 648311 B.C. Ltd. (“648311”), a British Columbia corporation and our wholly owned subsidiary; and Mind Your Own Skin Products, Inc., (“MYOSP”) a British Columbia corporation, 648311 acquired 12,112,500 shares of MYOSP and we acquired 225,000 shares of MYOSP. The aggregate of 12,337,500 shares of MYOSP represented all of the issued and outstanding shares of MYOSP. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311, received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, we issued 12,112,500 of our shares to 648311. The exchangeable shares can be converted into an equivalent amount of our shares. The one shareholder that transferred 225,000 shares in MYOSP to us received 225,000 of our shares. Prior to this transaction, we had 2,708,879 shares issued and outstanding. After this transaction, we had 15,046,379 shares issued and outstanding.

On the Effective Date, Raymond Merry resigned as our President and Chief Executive Officer, but remained as our director until September 26, 2002 when James MacDonald replaced him. William G. Davenport resigned as our director. The following persons became members of our board of directors: John Farley, Charles Austin and Dr. Mark Alden. Mr. Farley also became President and Chief Executive Officer and Mr. Austin also became Chief Financial Officer and Secretary.

The Share Exchange was approved by the unanimous consent of the Board of Directors of Sierra Gigante, 648311 and MYOSP on June 28, 2002. At such time, we changed our name to AVVAA World Health Care Products, Inc.

On June 28, 2002, pursuant to the terms of the MYOSP transaction, we completed a reverse split of our common stock on a 5 for 1 basis, such that every five shares of common stock issued and outstanding immediately prior to the reverse split was changed into one share of fully paid common stock.

BUSINESS PLAN

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products to the countries specified in its distribution agreement. The specified regions for which the Company has the exclusive distribution rights are as follows: North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company has the exclusive distribution rights for patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels initially in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

On December 30, 2005, the Company and its subsidiary entered into a new distribution agreement with the German inventor of the patented Neuroskin line of skin care products, the inventor’s Company and two related German Companies. The German Companies have guaranteed and assumed the obligations of the German inventor to meet product supply demands. This agreement supersedes the Company’s License Agreements made with the German inventor and his company dated September 1, 1999 and February 1, 2002.

Pursuant to the new distribution agreement the Company maintains its exclusive distribution rights to distribute the Neuroskin line of products in North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Neuroskin line of products is a patented, European line of skin care products used for the symptomatic treatment of diseases of the skin including eczema, psoriasis and acne. The patents and trademarks are owned by the German inventor and/or the German companies and are registered in various jurisdictions. The term of the new agreement is 15 years with an option to the Company to extend the term for a further 15 years. The prices for the supply of the Neuroskin products have been agreed to. There are no minimum purchase requirements, no sales targets and no royalties are payable.

Pursuant to the original License Agreements the Company paid the German inventor a royalty advance of $220,000. Under the original License Agreements these amounts were to be offset against future royalties due to the inventor or his company. Under the new distribution agreement no royalties are payable and these amounts are not recoverable and have therefore been written off.

To carry out our marketing strategies, we will concentrate on a strong relationship with consumer and channel customers to drive sales in the market areas of direct consumer, institutional, mainstream retail & specialty merchants, private brand and cosmetic companies, and health and natural food stores. The core products will be initially introduced throughout the United States, followed by the rest of the Americas. Contacting both pharmaceutical sales and marketing specialists, as well as manufacturing and distribution, companies has been ongoing.

Our major goal is to provide a better quality of life for our customers by relieving the severe and underlying pain caused by skin disorders while at the same time generating substantial returns for investors.

MATERIAL AGREEMENTS

Distribution Agreement

Pursuant to two separate License Agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the Inventor of certain products known as Neuroskin Spray for Psoriasis/Eczema, Neuroskin Spray for Acne Relief, Neuroskin Spray for Itch Relief, Nail Fit and Razor Rash the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received acknowledgement from the US Food and Drug Administration (“FDA”) as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

The original registrant for the various approvals was the Inventor and licensor. During fiscal 2004, the various approvals were been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

Pursuant to the original License Agreements the Company paid the Inventor royalty advances of $220,000. Under the original License Agreements these amounts were to be offset against future royalties due to the Inventor or his company.

On December 30, 2005, the Company entered into a new Distribution Agreement (the “Agreement”) with the Inventor of the patented Neuroskin line of skin care products, the Inventor’s company and two companies related to the Inventor. These companies have guaranteed and assumed the obligations of the Inventor to meet product supply demands. This Agreement supersedes the Company’s License Agreements made with the Inventor and his company dated September 1, 1999 and February 1, 2002.

Pursuant to the new Agreement, the Company maintains its exclusive distribution rights to distribute the Neuroskin line of products in North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Neuroskin line of products is a patented, European line of skin care products used for the symptomatic treatment of diseases of the skin including eczema, psoriasis and acne. The patents and trademarks are owned by the German inventor and/or the German companies and are registered in various jurisdictions. The term of the new Agreement is fifteen years with an option to the Company to extend the term for a further fifteen years. The prices for the supply of the Neuroskin products have been agreed to. There are no minimum purchase requirements, no sales targets and no royalties are payable.

Summit Laboratories, Inc.

This agreement was executed in February 2005. This agreement is for Summit to manufacture the Neuroskin Spray for Psoriasis/Eczema and Neuroskin Spray for Acne Relief product for us. The term of the agreement is for 2 years and will automatically renew for additional 2 year period unless either party provides notice of termination at least 30 days prior to termination of the term.

Natures Formulae Health Products Ltd.

This agreement was executed in September 2004. This agreement is for Natures Formulae to manufacture and bottle the Neuroskin Spray for Psoriasis/Eczema and Neuroskin Spray for Acne Relief product for us. It is a non-exclusive two year manufacturing agreement, which require a 50% deposit on all orders we place with them.

Crossfire Network, Inc.

This agreement was executed in January 2005. It provides for Crossfire to market and sell our products. The agreement is effective until February 2010. On February 1, 2006, the Company entered into a new contract replacing the existing five-year agreement with a new one-year agreement. The new contract calls for six monthly payments of $20,000 per month recoverable against commissions of 15% on sales generated. The Company can cancel the contract if sales are not booked from at least two of eight listed possible customers.

APRIL 2005 FINANCING

On April 5, 2005, we completed financing agreements totaling $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued a series of convertible promissory notes. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. The convertible notes bear interest at 8% and are due one year from issuance, and bear default interest of 15%. Under the terms of the subscription agreement, we were to receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we were to issue another series of convertible promissory notes for that amount. The notes are convertible into shares of our common stock. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock. In addition, we issued four series of share purchase warrants. The Class A Warrants are exercisable at $0.20 per share, the Class B Warrants are exercisable at $0.25 per share, the Class C Warrants are exercisable at $0.30 per share, and the Class D Warrants are exercisable at $0.45 per share. The warrants expire in five years and are callable by us when the market price is 200% of the exercise price. There are penalty provisions for us should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should we vary more than 5% for each individual item specified on the use of proceeds. We are committed to a due diligence fee of 9% (50% of which was paid in cash and the other 50% was paid by issuing convertible notes) and paying the legal fees of the lender relating to this transaction. On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class D warrants pertaining to the $660,000 in convertible notes issued.

On August 2, 2005, the financing agreements were amended, and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible note was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The penalty for the delay in the Company’s SB-2 filing with the SEC for not becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. As this registration statement has not been declared effective, we began incurring penalties on July 5, 2005 in the amount of $40,000 per month. The Company is committed to paying the lenders’ legal fees with respect to the amendment. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

On January 17, 2006, the Financing Agreements were completed and the Company received an additional $300,000. The Company issued $493,200 convertible notes for the additional funding of $300,000 and for liquidated damages amounting to $193,200. The Company issued 4,784,688 Class A warrants exercisable at $0.20 per share, 3,588,516 Class B warrants exercisable at $0.25 per share, 3,588,516 Class C warrants exercisable at $0.30 per share, and 2,392,344 Class D warrants exercisable at $0.45 per share. The Company agreed to file a post-effective amendment of the SB-2 filed with the SEC on or before February 28, 2006 to register an additional 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages as per the terms of the financing agreements. The additional 4,081,691 were included in the SB-2 filed on May 19, 2006.

On March 30, 2006, the Company agreed to change the conversion terms of the convertible notes described above. The conversion price was changed from 80% to 50% of the average of the three lowest closing prices of the Company’s shares for the twenty trading days prior to conversion.

MARCH 2006 FINANCING

On March 30, 2006, the Company completed financing agreements for $2,000,000 with private investors (the “Investors”). The Company will issue to the Investors secured convertible notes totalling $2,000,000 with a 6% interest rate and a maturity of three years. The notes are convertible into shares of common stock at 50% of the average of the lowest three closing prices for the Company’s shares during the twenty trading days prior to conversion. The applicable conversion percentage changes to 55% if the SB-2 is filed on or before the required filing date; and the applicable conversion percentage changes to 60% if the SB-2 is declared effective by the required effective date. The convertible notes are secured by a lien on all of the Company’s assets pursuant to the Security Agreement and the Intellectual Property Security Agreement entered into with the Investors.

Under the terms of these agreements $700,000 was funded on the Closing Date, $600,000 was funded on the date an SB-2 Registration Statement (“SB-2”) was filed (pursuant to a Registration Rights Agreement) with the SEC, and $700,000 is to be funded on the date the SB-2 is declared effective by the SEC. Pursuant to the terms of a Registration Rights Agreement, the Company is required to register the shares underlying the convertible notes, as well as the shares to be issued pursuant to the warrants within thirty days from the Closing Date and are required to have the SB-2 declared effective within 120 days from the Closing Date. In the event that the SB-2 is not filed or declared effective within these time limits, the Company may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

Pursuant to this financing transaction, the Company also granted the Investors the right to purchase 36,000,000 shares of common stock (the “Warrants”), of which Warrants to purchase 26,000,000 shares were issued on March 27, 2006 and Warrants to purchase 10,000,000 shares were issued on May 23, 2006. Each warrant entitles the holder to purchase one share of common stock for a period of seven years at an exercise price of $0.16 per share.

A private investment firm, E-Lionheart Associates, LLC/ DBA Fairhills Capital, will receive warrants valued at $200,000 representing the right to acquire 4,000,000 shares of our common stock at an exercise price of $.16 per share for arranging for this financing.

On March 27, 2006, the Company received the first tranche of $700,000 and on May 23, 2006, the Company received the second tranche of $600,000. To date, we have received net proceeds of $1,102,950 relating to gross financings of $1,300,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) net proceeds relating to gross financing of $700,000 within 2 days of an SB-2 registration statement being declared effective by the SEC. If the SB-2 is not declared effective within 120 days after March 30, 2006, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the SB-2 is not declared effective.

NASD INQUIRY

On March 23, 2005, we received an inquiry from the staff of the Market Regulation department of the NASD regarding our trading activity. The inquiry consisted of 13 questions about our outstanding contracts and business operations. We subsequently responded to the NASD inquiry with all required documentation. We have not received any further inquiries from the NASD.

EMPLOYEES

As of October 5, 2006, we have twelve employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees. On January 17, 2006, The Company entered into a two-year agreement with the new President of the Company for a base salary of $90,000 per year and up to an additional $250,000 under various bonus clauses.

Our management team combines more than 80 years of corporate management, and sales and marketing experience with a strong emphasis in financial accounting, pharmaceutical and banking experience. The medical research team is comprised of world-renowned medical professionals in the fields of dermatology and radiation oncology.

DESCRIPTION OF PROPERTY

On August 30, 2005, we completed the purchase of an office building at 1710 Shuswap Ave, Lumby, British Columbia, V0E 2G0, which will become the Company’s head office. The Company purchased the office building for $325,000 (Canadian dollars) and paid brokerage, loan and acceptance fees totalling $36,125 (Canadian dollars). The Company financed the purchase with mortgages totalling $350,000 (Canadian dollars). A first mortgage of $211,250 (Canadian dollars) bearing interest at 9.95% with a one-year term and a second mortgage of $138,750(Canadian dollars) for a one year term bearing interest of 15% per annum.

LEGAL PROCEEDINGS

The former Vice President of Sales and Marketing of the Company, Barbara Smith, wrongfully registered certain of the Company’s internet domain names in the name of a consulting company controlled by her called E-Clarity Consulting Inc. during the time she worked for the Company. The Company was able to recover registered ownership of some of its domain names but she refused to cooperate to hand over control of the balance to the Company. On September 30, 2005, the Company commenced legal proceedings in the Supreme Court of British Columbia against Barbara Smith and E-Clarity Consulting Inc. alleging that she breached her fiduciary and contractual duties to the Company on a number of grounds, including wrongfully registering the Company’s internet product property in such a manner and by failing to deliver them to the Company when requested to do so. On September 30, 2005, the Company obtained an interim Court Order requiring Barbara Smith and E-Clarity Consulting Inc. to deliver the internet property to the Company within two days of being served with the Court Order. She was served with the Court Order and complied with it. On October 17, 2005, the Company obtained a judgment against Barbara Smith and E-Clarity Consulting Inc. for damages to be assessed plus costs to be assessed. The Company has not since taken any steps in the proceedings to assess costs or damages.

In September 2005, the Company received an invoice from E-Clarity Consulting Inc. seeking payment of $240,137 with a threat to face legal proceedings if the amount was not paid. The Company denies the amount claimed is owed, has not paid any of the amount claimed, and intends to vigorously defend its position when required to do so. The Company has recorded an amount owing to Barbara Smith of $131,458 recorded in its books as at May 31, 2006. She has issued further invoices unilaterally adding further interest charges to the amount allegedly owing, but she has taken no steps in the Courts to attempt to collect it. The Company denies the obligation to pay the invoiced amount and interest as claimed by her. Aside from rendering her invoices, Barbara Smith has not taken any steps in the existing legal proceedings nor has she initiated any other legal proceedings to advance her claims for payment from the Company. If she takes steps in legal proceedings to collect the amounts allegedly due, the Company will defend the claim and proceed to assess damages and costs in its legal proceedings and seek to set off those amounts from the amount, if any, which might be found by a court to be payable by the Company to her. If the Company’s damage claim against her exceeds the amount which may be payable to her, the Company plans to collect the excess of such damages and costs from Barbara Smith and E-Clarity Consulting Inc.

Other than noted above, there is no litigation pending or threatened by or against us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position

John Farley	62	Chief Executive Officer and Director

George Roadman	59	President , Chief Operations Officer

Charles Austin	69	Chief Financial Officer, Chief Accounting Officer, Secretary and Director

James Haney	70	Vice President Manufacturing and Director

Dr. Mark Alden	53	Director

James MacDonald	68	Director

Darrell Stevens	54	Director

William Douglas Ernsberger	51	Director

Set forth below is certain biographical information regarding our executive officers and directors:

JOHN FARLEY has been our Chief Executive Officer and a member of our Board of Directors since June 28, 2002. Mr. Farley also held the position of President until January 17, 2006. Since November 1995, he has been the President of Mind Your Own Skin Products, Inc. also located in British Columbia, Canada. Since such time he has also been President and Chief Executive Officer of Shield- Tech Products Inc., an environmental products company which Mr. Farley founded. In December 2000, he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, an international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989, he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From 1989 to 1995, he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive, he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings experience in planning, distribution, retailing, merchandising and contract negotiation.

GEORGE W. ROADMAN has been our President and Chief Operations Officer since January 17th, 2006. Mr. Roadman has worked in the Pharmaceutical/Healthcare industry for nearly 30 years. He held progressively more responsible sales, marketing and general management positions at a number of leading companies including, Abbott Laboratories, AstraZeneca, Baxter Laboratories, Bristol Myers Squibb, Eli Lilly and TAP. George played a major role in the launch of more than 200 products with sales of several billion dollars. He was responsible for creating a brand new division of a major company. Under his leadership, it grew to $250 million in sales and more than 200 employees. George managed the launch of a cardiovascular product that is currently the number one product in its class and has annual sales of nearly $2 billion. In addition, he led teams that evaluated hundreds of products and reached agreements to buy or sell many of them. George is very experienced and especially skilled in general management, product management, product positioning, sales and sales management, market research, training, pricing, and strategic planning. George holds an undergraduate degree in Economics from the University of Pennsylvania and a Master of Business Administration from the Colgate Darden School at the University of Virginia.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of our Board of Directors since June 28, 2002. He was recently appointed our Chief Accounting Officer. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity, he assisted the company’s President in preparing business plans and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the company’s executive team.

From 1999 to 2000, he worked as a consultant for various British Columbia businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisting in the implementation of related action plans.

From 1997 to 1999, he was the managing director of Triathlon Canada where he facilitated in the development and implementation of a strategic plan entitled “Towards 2000 and Beyond.” He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications program.

From 1970 to 1996, he was a Senior Audit Partner for Ernst & Young. Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young’s National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honors) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

JAMES W. HANEY was engaged by the company in April 2003 to serve as a consultant to the Company with responsibility for providing advice regarding Manufacturing and Distribution, assist in the development of strategic business plan, liaise with potential joint venture or strategic partners, liaison with local government and regulatory bodies as well as country by country strategic business evaluation as required. Mr. Haney became a member of our Board of Directors as of July 26, 2006. From 1965 to 1998, Mr. Haney worked for Paco Pharmacutical Services ("Paco"), a public contract manufacturing company that serviced the Phamacutical Health and Beauty Care Industry. From 1975 to 1998, he served as an Executive, as Operations Manager to President and Chief Operating Officer and Director for Paco and was responsible for overseeing the facilities in Philadelphia, Pa., N. J., Chicago IL., and Puerto Rico.

Mr. Haney graduated from the University of Pennsylvania Wharton School of Business in 1968.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.’s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000, he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000, he was the Chairman of the Radiation Oncology Department at the Wilkes-Barre General Hospital. From April 1997 to January 1999, he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997, he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995, Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received his Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed to practice medicine in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994.

JAMES MACDONALD joined our Board of Directors as an independent director on September 26, 2002. He has a 38 year career in Canadian and international banking and finance. In 2003, he retired as a senior executive in Monex International, Inc., a privately operated offshore finance company, based in Burlington, Ontario, Canada. He previously worked as a commercial credit analyst for the Canadian Imperial Bank of Commerce headquartered in Toronto, Ontario, Canada. He started working for them in 1954 until his retirement in May 1992. His portfolio included the support of over 1,500 lending accounts with more than $100 million in loan requirements. In 1978, he was an Honor graduate of the University of Toronto and York University, located in Ontario, Canada. Recently, from 1998 through 2002, he was Vice President - Commercial Finance for Monex International, Inc. based in Burlington, Ontario, Canada.

DARRELL STEVENS joined our Board of Directors as an independent director on July 26, 2006. Mr. Stevens is currently employed with AmerisourceBergen Drug Company ("ABC") and has held various executive positions since joining the company in 2000. Mr. Stevens was the Director of Strategic Accounts whose responsibilities included gaining new accounts for ABC, in addition to managing ABC's strategic national drug and grocery store chains that were headquartered in the west region, which included Longs Drug Stores and Raley's Food. Mr. Stevens also held the title of Regional Vice President of Retail Sales for the Northwest Region. The responsibilities for this position included managing ABC's strategic relationship with key retail accounts in the region that totaled over $2 billion in sales. These accounts encompassed the following types of accounts: chain drug stores, food stores, mass merchandisers, buying groups, and independent drug stores. From 1997 to 2000, Mr. Stevens was the Vice President of Sales and Operations for Wow! Laboratories, a new start-up company that manufactured and distributed a new plaque fighting breath freshener. Mr. Stevens was responsible for all manufacturing, procurement, logistics and sales. From 1995 to 1997, Mr. Stevens acted as the Regional Vice

President for the western region of Cardinal Health Drug Company. In this position, he was responsible for sales, P&L, and operations for eight distribution centers. The region had annual revenue of over $2 billion and sold to hospitals, HMO’s, chain drug stores, mass merchandisers and independent drug stores. From 1977 to 1995, Mr. Stevens was the Vice President of Operations and Procurement of Bergen Brunswig Drug Company. As VP of Operations and Procurement, he was responsible for the daily  operations of the distribution centers inventory management, automation and inventory data processing. Other positions held at Bergen Brunswig were Division Manager, Sales Manager, Salesman and Merchandiser.

WILLIAM DOUGLAS ERNSBERGER joined our Board of Directors as an independent director on July 26, 2006. Mr. Ernsberger is currently employed with AmerisourceBergen Corporation as the Director of Business Development. AmerisourceBergen Corporation is a $40 billion leader in the healthcare distribution and pharmaceutical services industry. ABC is a provider of solutions to the retail pharmacy markets, health systems, and specialty products to managed care. Since his initial employment in 2000, Mr. Ernsberger's responsibilities have included developing new customer relations with National and Regional Strategic Accounts that are currently non-ABC customers and working with ABC's subsidiaries to build customized solutions for prospective retailers that provide unique profit and operational efficiencies. In 2001, Mr. Ernsberger was recognized as the AmerisourceBergen Director of the year for Business Development. From 1998 to 2000, Mr. Ernsberger acted as the Vice President of Business Development of Crossmark; a $500 Million diversified sales & marketing company specializing in consumer products to all retail trade classes. Mr. Ernsberger's responsibilities included building new client business using our expertise in selection of trade channels and marketing plans for MARKATEC, a division of Crossmark. From 1996 to 1998, Mr. Ernsberger worked for ConAgra Foods, Inc. as a District Sales Manager; and from 1984 to 1996, he was the Executive Vice President of Allegiance Brokerage Company in Charlotte, NC where he managed the retail operations that included 208 sales people in a seventeen South-eastern States and created Integrated Marketing Services (IMS), a separate cross-functional marketing support system for Allegiance and outsourcing menu to manufacturers. Mr. Ernsberger received his Bachelor of Science and Business Administration in 1977 from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal year ending May 31, 2006, 2005, 2004, and 2003 whose salary and compensation exceeded $100,000. In fiscal year ending May 31, 2003, John Farley, our President, Chief Executive Officer and director received $103,138 in compensation. This was all in the form of cash salary. In fiscal year ending May 31, 2004, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation. In fiscal year ending May 31, 2005, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation. In fiscal year ending May 31, 2006, John Farley, our Chief Executive Officer and Chairman of the Board received $102,000 in compensation.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

John Farley	2006	$102,000	0	0	0	2,500,000
Chairman of the Board and CEO	2005	$102,000	0	0	0	250,000
	2004	$102,000	0	0	0	1,200,000
	2003	$103,138	0	0	0	0

Chuck Austin	2006	$90,000	0	0	0	500,000
Secretary and CFO	2005	$90,000	0	0	0	250,000
	2004	$90,000	0	0	0	300,000
	2003	$74,957	0	0	0	0

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended May 31, 2006.

OPTIONS GRANTS IN PRESENT FISCAL YEAR

(Commencing June 1, 2004)

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

John Farley (1)	1,200,000 (4)	46.15%	(5)	June 24, 2009
John Farley (2)	250,000	9.62%	(6)	March 6, 2010
John Farley (3)	2,500,000(7)	25%	(6)	April 3, 2011
Chuck Austin (1)	300,000	11.54%	(6)	June 24, 2009
Chuck Austin (2)	250,000	9.62%	(6)	March 6, 2010
Chuck Austin (3)	500,000	5%	(6)	April 3, 2011

(1)	Options issued from the 2004 Stock Option Plan.
(2)	Options issued from the 2005 Stock Option Plan.
(3)	Options issued from the 2006 Stock Option Plan.
(4)	Includes 200,000 options issued to Lorie Campbell-Farley, John’s wife and an employee.
(5)

The exercise price for 1,000,000 options granted to John Farley is 110% of the fair market value of our common stock on the grant date. The other 200,000 options granted to Lorie Campbell-Farley is 100% of the fair market value of our common stock on the grant date.

(6)	The exercise price for the options granted is 100% of the fair market value of our common stock on the grant date.
(7)	Includes 500,000 options issued to Lorie Campbell-Farley, John’s wife and an employee.

AGGREGATED OPTION EXERCISES IN PRESENT FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending May 30, 2005, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts

We presently have employment agreements with our officers. The summary of such employment agreements is as follows:

John Farley: Effective May 1, 2003, we entered into an agreement with Mr. Farley to act as our President and Chief Executive Officer. On January 17th, 2006 Mr. Farley agreed to a larger role by accepting the role of Chairman and Chief Executive Officer. His compensation is as follows: (i) Salary: $102,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary 10% bonus based on salary which is at the sole option of us; (iii) stock options: based on our stock option plan for the year of employment, Mr. Farley shall receive 71% of the total shares issued under our stock option plan; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. Mr. Farley can terminate the agreement upon 3 months prior notice to us. We can terminate Mr. Farley’s agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach $2,000,000.

George Roadman: Effective January 17, 2006, we entered into a two year agreement with Mr. Roadman to act as our President and Chief Operating Officer. His compensation is as follows: (i) Salary: $90,000 per year. (ii) Fundraising Bonus: 2% of funds raised. (iii) Sales Bonus: 2% of net sales *Payable as 30% cash / 70% stock grants; 5% bonus on sale of a specific market or indication/application; 2% of the proceeds of the sale of AVVAA; 20% of bonus earned folded into next year’s base salary; Bonus from fundraising/sales will be capped at $250,000. Mr. Roadman can terminate the agreement upon 3 months prior notice to us. We can terminate Mr. Roadman’s agreement, with or without cause. One month of severance will be earned for every 2 months worked up to a maximum of 2 years.

Charles Austin: Effective May 1, 2003, we entered into an agreement with Mr. Austin to act as our Chief Financial Officer (and it originally stated our Manager of Planning and Development; we appointed Mr. Austin our Secretary). His compensation is as follows: (i) Salary: $90,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary bonus, at the sole option of us; (iii) stock options: in the sole discretion of the Compensation Committee; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. On a one-time basis, we paid Mr. Austin 250,000 of our shares. Mr. Austin can terminate the agreement upon 6 months prior notice to us. We can terminate Mr. Austin’s agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach $750,000.

James Haney: Effective April 2003, we signed a 2 year consulting agreement with James Haney. Mr. Haney's responsibility under the agreement is to provide us with advice regarding Manufacturing and Distribution, assist in the development of strategic business plan, liaise with potential joint venture or strategic partners, liaison with Local government and regulatory bodies as well as country by country strategic business evaluation as required. Mr. Haney's fees vary but were originally set at $6,500 per month for the first year of the contract. Mr. Haney also received 250,000 shares of our common stock. Finally, Mr. Haney is entitled to a one-time fee of $25,000 upon our completion of funding. The agreement provides for a 90-day termination period before the end of the initial 2-year term or any 1-year term thereafter. The agreement is then renewable on an annual basis for a 10-year period after the initial 2-year term.

Dr. Mark Alden: In April 2003, we signed a 2-year consulting agreement with Dr. Mark Alden. Dr. Alden’s responsibility under the agreement is to provide us with research and development of new and existing products; develop and implement a research and development plan; liaison with local government and regulatory bodies; set up and oversee the operation of a team of medical advisors, as required; and conduct and complete all clinical trials as required. Dr. Alden’s fees vary but were originally set at $6,500 per month for the first year of the contract. Dr. Alden also received 250,000 shares of our common stock. Finally, Dr. Alden is entitled to a one-time fee of $25,000 upon our completion of funding. The agreement provides for a 90-day termination period before the end of the initial 2-year term or any 1-year term thereafter. The agreement is then renewable on an annual basis for a 10-year period after the initial 2-year term.

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

 PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of October 5, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (3)

John Farley	4,317,000(2)	6.55%
Box 459, 1710 Shuswap Ave,	8,867,000(4)		1.8%
Lumby, BC, Canada V0E 2G0

Charles Austin	387,500	*
Box 459, 1710 Shuswap Ave,	1,437,500(5)		*
Lumby, BC, Canada V0E 2G0

Dr. Mark Alden	524,500	*
Box 459, 1710 Shuswap Ave,	1,474,500(6)		*
Lumby, BC, Canada V0E 2G0

James MacDonald	40,000 (8)	*
Box 459, 1710 Shuswap Ave,	740,000(7)		*
Lumby, BC, Canada V0E 2G0

George Roadman	0	*
Box 459, 1710 Shuswap Ave,	1,000,000(9)		*
Lumby, BC, Canada V0E 2G0

James Haney	67,500	*
Box 459, 1710 Shuswap Ave,	817,500(10)		*
Lumby, BC, Canada V0E 2G0

William Douglass Ernsberger	0	*
Box 459, 1710 Shuswap Ave,	250,000(11)		*
Lumby, BC, Canada V0E 2G0

Darrell Stevens	0	*
Box 459, 1710 Shuswap Ave,	500,000(12)		*
Lumby, BC, Canada V0E 2G0

Officers and Directors as a Group (4)	6,652,000	10.1%
	15,086,500		20.3%

• - Less than 1%

(1)	Based on 65,866,854 shares issued and outstanding as of October 5, 2006
(2)	Includes 610,000 shares held by Lorie Campbell-Farley, Mr. Farley’s wife.
(3)

Based on 74,301,354 shares issued and outstanding assuming the inclusion of 8,434,500 shares issuable upon exercise of options granted in our 2004, 2005, and 2006 Stock Option Plans are exercised and issued.

(4)

Includes 3,550,000 shares underlying options issued to John Farley and 1,000,000 options issued to Lorie Campbell-Farley. In addition, 300,000 shares owned by Mr. Farley, included in this amount, are being held as security by a third party against a share loan.

(5)	Includes 1,050,000 shares underlying options issued to Charles Austin.
(6)	Includes 950,000 shares underlying options issued to Dr. Mark Alden.
(7)	Includes 700,000 shares underlying options issued to James MacDonald.
(8)	Includes 40,000 shares held by Louise MacDonald, Mr. McDonald’s wife.
(9)	Includes 1,000,000 shares underlying options issued to George Roadman.
(10)	Includes 750,000 shares underlying options issued to James Haney
(11)	Includes 250,000 shares underlying options issued to William Douglass Ernsberger.
(12)	Includes 500,000 shares underlying options issued to Darrell Stevens.

SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On March 30, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $514,550) was completed on March 27, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $77,000; AJW Offshore, Ltd. Invested $427,000; AJW Qualified Partners, LLC invested $189,000; and New Millennium Capital Partners II, LLC invested $7,000.

The second funding of $600,000 (we received net proceeds of $588,400) was completed on May 23, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $66,000; AJW Offshore, Ltd. Invested $366,000; AJW Qualified Partners, LLC invested $162,000; and New Millennium Capital Partners II, LLC invested $6,000.

The parties received the following amount of Warrants, exercisable at $.16 per share: AJW Partners, LLC – 2,860,000 warrants; AJW Offshore, Ltd. – 15,860,000 warrants; AJW Qualified Partners, LLC – 7,020,000 warrants; and New Millennium Capital Partners II, LLC – 260,000 warrants.

The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

Upon the full subscription to the Securities Purchase Agreement including the issuance of the full 36,000,000 warrants and the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 236,000,000 as follows: (i) AJW Partners, LLC – 22,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 3,960,000 shares of common stock issuable in connection with the exercise of the Warrants; (ii) AJW Offshore, Ltd. – 122,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 21,960,000 shares of common stock issuable in connection with the exercise of the Warrants; (iii) AJW Qualified Partners, LLC – 54,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 9,720,000 shares of common stock issuable in connection with the exercise of the Warrants; and (iv) New Millenium Capital Partners II, LLC – 2,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 360,000 shares of common stock issuable in connection with the exercise of the Warrants.

E-Lionheart Associates, LLC/ DBA Fairhills Capital acted as the placement agents in the March funding transaction in which we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. In consideration for their services, we will issue to them warrants valued at $200,000 representing the right to purchase up to 4,000,000 shares of our common stock at an exercise price of $.16 per share.

The Company agreed to register 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages pursuant to the secured convertible notes aggregating $1,100,000 in accordance with a Securities Purchase Agreement dated April 5, 2005 by the Company and issued to Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc. The Company also agreed to register an additional 37,428,580 shares of common stock issuable in connection with the conversion of the secured convertible notes pursuant to the agreement to change the conversion terms of the Financing Agreements entered into on April 5, 2005. The conversion price was changed from 80% to 50% of the average of the three lowest closing prices of the Company's shares for the twenty trading days prior to conversion. Of the $1,100,000 in notes, approximately $805,000 remains unconverted as of the original filing date of the SB-2 ($750,000 remains unconverted as of May 31, 2006 relating to the $1,100,000 notes). We are required to register the estimated amount of shares of common stock issuable in connection with the conversion of the secured convertible note. Using a conversion price of $.015 ($.03 was the closing price as of the date of this registration statement, less a 50% discount), the remaining portion of the secured convertible notes ($805,000) are convertible into 53,666,667 shares of common stock. Pursuant to the registration statement originally filed on May 5, 2005, 16,238,087 shares of our common stock remain registered and unissued. Accordingly, we are obligated to register an additional 37,428,580 shares of our common stock. The 41,510,271 shares being registered will be issued as follows: (1) Alpha Capital Aktiengesellschaft-1,669,783 shares in settlement for penalties and 15,311,692 as additional shares underlying the notes, (2) Platinum Partners Value Arbitrage Fund LP-1,669,783 shares in settlement for penalties and 15,311,692 as additional shares underlying the notes, (3) JM Investors, LLC-556,594 shares in settlement for penalties and 5,103,897 as additional shares underlying the notes, and (4) Osher Capital Inc.-185,531 shares in settlement for penalties and 1,701,299 as additional shares underlying the notes.

The Company agreed to register 10,000,000 shares of common stock (to be issued) pursuant to a consultant agreement with National Financial Communications Corp. for public relations and corporate communication services rendered.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 5, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder (24)	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering	Number of shares owned after the offering	Percent of shares owned after offering
AJW Partners, LLC (14)	0	0	25,960,000 (2)(3)	0	0%
AJW Offshore, Ltd. (15)	0	0	143,960,000 (2)(4)	0	0%
AJW Qualified Partners, LLC (16)	0	0	63,720,000 (2)(5)	0	0%
New Millenium Capital Partners II, LLC (17)	0	0	2,360,000 (2)(6)	0	0%
E-Lionheart Associates, LLC/ DBA Fairhills Capital (18)	0	0	4,000,000 (7)	0	0%
Alpha Capital Aktiengesellschaft (19)	0	0	16,981,475 (8)(9)	0	0%
Platinum Partners Value Arbitrage Fund LP (20)	0	0	16,981,475 (8)(10)	0	0%
JM Investors, LLC (21)	0	0	5,660,491 (8)(11)	0	0%
Osher Capital Inc. (22)	0	0	1,886,830 (8)(12)	0	0%
National Financial Communications Corp. (23)	0	0	10,000,000(8)(13)	0	0%

Less than 1%

(1)	Based on 65,866,854 shares issued and outstanding as of October 5, 2006.
(2)

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on March 30, 2006, the conversion price would have been $.0225. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants.

(3)

Consists of the following shares: 22,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 3,960,000 shares of common stock issuable in connection with the exercise of the Warrants.

(4)

Consists of the following shares: 122,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 21,960,000 shares of common stock issuable in connection with the exercise of the Warrants.

(5)

Consists of the following shares: 54,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 9,720,000 shares of common stock issuable in connection with the exercise of the Warrants.

(6)

Consists of the following shares: 2,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and 360,000 shares of common stock issuable in connection with the exercise of the Warrants.

(7)	Consists of the following shares: 4,000,000 shares of common stock issuable in connection with the exercise of Warrants issued as a finder’s fee in connection with the Convertible Debentures.
(8)

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants.

(9)

Consists of the following shares: 1,669,783 shares assuming complete conversion of notes pertaining to liquidated damages and 15,311,692 as additional shares in connection with the conversion of the secured convertible notes.

(10)

Consists of the following shares: 1,669,783 shares assuming complete conversion of notes pertaining to liquidated damages and 15,311,692 as additional shares in connection with the conversion of the secured convertible notes.

(11)

Consists of the following shares: 556,594 shares assuming complete conversion of notes pertaining to liquidated damages and 5,103,897 as additional shares in connection with the conversion of the secured convertible notes.

(12)

Consists of the following shares: 185,531 shares assuming complete conversion of notes pertaining to liquidated damages and 1,701,299 as additional shares in connection with the conversion of the secured convertible notes.

(13)	Consists of the following shares: 10,000,000 shares of common stock issuable in connection with a consulting agreement with National Financial Communications Corp. for consulting services rendered
(14)

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(15)

AJW Offshore, Ltd. Is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(16)

AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(17)

New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(18)

E-Lionheart Associates, LLC/ DBA Fairhills Capital is a selling stockholder under this Prospectus and was a placement agent in connection with the Convertible Debentures. Edward Bronson and Danny Weinstein have voting and investment control of the securities held by the selling shareholder. E-Lionheart Associates, LLC/ DBA Fairhills Capital is a registered broker-dealer.

(19)	Konrad Ackerman and Ranier Posch, are representatives of, and have investment control of, Alpha Capital Aktiengesellschaft.
(20)	Mark Nordlicht is a representative of, and has investment control of, Platinum Partners Value Arbitrage Fund LP.
(21)	Jeff Rubin is a representative of, and has investment control of, JM Investors, LLC.
(22)	Yisroel Kluger is a representative of, and has investment control of, Osher Capital Inc.
(23)	Geoffrey Eiten is a representative of, and has investment control of, National Financial Communications Corp.
(24)	Other than E-Lionheart Associates, LLC/ DBA Fairhills Capital none of the selling stockholders are broker-dealers or affiliates of broker-dealers.

 PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our operations center is currently located at 1710 Shuswap Ave, Lumby, BC V0E 2G0.

Related Party Advances and Transactions

		May 31, 2006 $	May 31, 2005 $

(a)	Balances

(i)	Shield-Tech Products Inc.	507,765	445,588
(ii)	Directors and/or officers	920,930	599,719
(iii)	Due to former officer	56,438	49,528

		1,485,133	1,094,835

(b)	Transactions

(i)

Shield-Tech Products Inc., a company in which the President of the Company has a significant influence on, conducted research and incurred development expenditures on the Company’s behalf. The advances are without interest, unsecured and due on demand.

(ii)	The advances from directors and/or officers are unsecured, non-interest bearing, and due on demand.

(iii)

The remaining amount owing to a former officer in connection with the failed acquisition of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”) in fiscal 2004 are secured by promissory notes, non-interest bearing and due on demand. The Company and Mystic decided to terminate the acquisition agreement in fiscal 2004 but have not yet settled the terms.

(iv)	Six directors/officers were paid/accrued $459,588 for the year ended May 31, 2006 (2005 – $599,719) for consulting services rendered.

None of the directors, executive officers nor any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 750,000,000 shares of $.001 par value common stock. At October 5, 2006, we had 65,866,854 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are not presently authorized to issue preferred stock.

Convertible Notes

On March 30, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $514,550) was completed on March 27, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $77,000; AJW Offshore, Ltd. Invested $427,000; AJW Qualified Partners, LLC invested $189,000; and New Millennium Capital Partners II, LLC invested $7,000. The second funding of $600,000 (we received net proceeds of $588,400) was completed on May 23, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $66,000; AJW Offshore, Ltd. Invested $366,000; AJW Qualified Partners, LLC invested $162,000; and New Millennium Capital Partners II, LLC invested $6,000. The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the

Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. After the initial two investment aggregating $1,300,000 by the above parties, there is an additional commitment from the parties in the percentages set forth above as follows: within 2 days after the effectiveness of this registration statement, $700,000 principal amount.

On April 5, 2005, we completed financing agreements totaling $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued a series of convertible promissory notes. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. The convertible notes bear interest at 8% and are due one year from issuance, and bear default interest of 15%. Under the terms of the subscription agreement, we were to receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we were to issue another series of convertible promissory notes for that amount. The notes are convertible into shares of our common stock. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock. In addition, we issued four series of share purchase warrants. The Class A Warrants are exercisable at $0.20 per share, the Class B Warrants are exercisable at $0.25 per share, the Class C Warrants are exercisable at $0.30 per share, and the Class D Warrants are exercisable at $0.45 per share. The warrants expire in five years and are callable by us when the market price is 200% of the exercise price. There are penalty provisions for us should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should we vary more than 5% for each individual item specified on the use of proceeds. We are committed to a due diligence fee of 9% (50% of which was paid in cash and the other 50% was paid by issuing convertible notes) and paying the legal fees of the lender relating to this transaction. On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class D warrants pertaining to the $660,000 in convertible notes issued.

On August 2, 2005, the financing agreements were amended, and the Company issued $140,000 in convertible notes. The terms and conditions of the original agreements are unchanged except that the maximum conversion price for the convertible note was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The penalty for the delay in the Company's SB-2 filing with the SEC for not becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. As this registration statement has not been declared effective, we began incurring penalties on July 5, 2005 in the amount of $40,000 per month. The Company is committed to paying the lenders' legal fees with respect to the amendment. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

On January 17, 2006, the Financing Agreements were completed and the Company received an additional $300,000. The Company issued $493,200 convertible notes for the additional funding of $300,000 and for liquidated damages amounting to $193,200. The Company issued 4,784,688 Class A warrants exercisable at $0.20 per share, 3,588,516 Class B warrants exercisable at $0.25 per share, 3,588,516 Class C warrants exercisable at $0.30 per share, and 2,392,344 Class D warrants exercisable at $0.45 per share. The Company agreed to file a post-effective amendment of the SB-2 filed with the SEC on or before February 28, 2006 to register an additional 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages as per the terms of the financing agreements. The additional 4,081,691 were included in the SB-2 filed on May 19, 2006.

On March 30, 2006, the Company agreed to change the conversion terms of the convertible notes described above. The conversion price was changed from 80% to 50% of the average of the three lowest closing prices of the Company's shares for the twenty trading days prior to conversion.

Warrants

Based on the March 30, 2006 financing, we have issued the following warrants, exercisable at $.16 per share: AJW Partners, LLC - 2,860,000 warrants; AJW Offshore, Ltd. - 15,860,000 warrants; AJW Qualified Partners, LLC - 7,020,000 warrants; and New Millennium Capital Partners II, LLC - 260,000 warrants. Each Warrant entitles the holder to one share of our common stock and is exercisable for seven years from March 30, 2006.

E-Lionheart Associates, LLC/ DBA Fairhills Capital acted as the placement agents in the March 2006 funding transaction in which we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. In consideration for their services, we issued to them warrants representing the right to purchase up to 4,000,000 shares of our common stock at an exercise price of $.16 per share. These warrants also expire on March 27, 2013.

On May 23, 2006, we also issued warrants exercisable at $0.16 per share expiring in seven years: AJW Partners, LLC - 1,100,000 warrants; AJW Offshore, Ltd. - 6,100,000 warrants; AJW Qualified Partners, LLC - 2,700,000 warrants; and New Millennium Capital Partners II, LLC - 100,000 warrants.

Based on the April 5, 2005 financing, we have issued the following warrants: Class A Warrants – 4,125,000; Class B Warrants – 3,093,750; Class C Warrants – 3,093,750; and Class D Warrants – 2,062,500.

On August 2, 2005, we also issued 1,129,761 Class A warrants, 847,321 Class B warrants, 847,321 Class C warrants, and 564,881 Class D warrants, pursuant to the $140,000 in convertible notes issued.

On January 17, 2006, we also issued 4,784,688 Class A warrants, 3,588,516 Class B warrants, 3,588,516 Class C Warrants, and 2,392,344 Class D warrants.

Each Class A Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.20 and is exercisable for five years from the date of issuance.

Each Class B Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.25 and is exercisable for five years from the date of issuance.

Each Class C Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.30 and is exercisable for five years from the date of issuance.

Each Class D Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.45 and is exercisable for five years from the date of issuance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On May 1, 2006, Manning Elliott LLP (“Manning Elliott”) was dismissed as independent auditor for the Company. On May 1, 2006, the Company engaged Davidson & Company LLP (“Davidson”) as its principal independent accountant. This decision to engage Davidson was ratified by the majority approval of the Board of Directors of the Company.

Management of the Company has not had any disagreements with Manning Elliott related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the two most recent fiscal years and any subsequent interim period through Manning Elliott’s termination on May 1, 2006, there has been no disagreement between the Company and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Manning Elliott would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Except as set forth above, during the two most recent fiscal years ending May 31, 2006 and May 31, 2005, there have been no disagreements with our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093. Their telephone number is (972) 612-4120.

EXPERTS

The May 31, 2006 financial statements included in this prospectus have been audited by Davidson & Company LLP, Chartered Accountants, independent auditors, the May 31, 2005 and May 31, 2004 financial statements included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our working capital deficiency and recurring losses from operations since inception which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

For the information required by this Item, refer to the Index to Financial Statements appearing on page F-1 of the registration statement.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Index

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Balance Sheets	F–2

Consolidated Statements of Operations	F–3

Consolidated Statements of Cash Flows	F–4

Consolidated Statement of Stockholders’ Deficit	F–5

Notes to the Consolidated Financial Statements	F–6

DAVIDSON & COMPANY LLP Chartered Accountants A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Avvaa World Health Care Products Inc.

We have audited the accompanying consolidated balance sheet of Avvaa World Health Care Products Inc. as at May 31, 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended and for the period from the date of inception on March 25, 1999 to May 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at May 31, 2006 and the results of its operations and its cash flows for the year then ended and for the period from inception on March 25, 1999 to May 31, 2006 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is dependent upon financing to continue operations, has suffered recurring losses from operations since inception, has a working capital deficit as of May 31, 2006, and has total liabilities that exceed its total assets. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

August 17, 2006

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

of AVVAA World Health Care Products, Inc.

We have audited the accompanying consolidated balance sheets of AVVAA World Health Care Products, Inc. (A Development Stage Company) as of May 31, 2005, and the related consolidated statements of operations, cash flows and stockholders’ deficit for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of AVVAA World Health Care Products, Inc., (A Development Stage Company) as of May 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses from operations since inception, not generated any sustained revenues and a significant working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments, which might result from the outcome of this uncertainty.

As discussed in Note 21 to the consolidated financial statements, the Company has restated the financial statements for the year ended May 31, 2005.

MANNING ELLIOTT LLP

Chartered Accountants

Vancouver, Canada

September 9, 2005, except for Note 21 as to which the date is August 8, 2006

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(expressed in U.S. Dollars)

	May 31,	May 31,
	2006 $	2005 $ (Restated – See Note 21)

Assets

Current Assets
Cash	627,163	112,995
Accounts receivable, net of allowance of $Nil (2005 $Nil)	12,026	7,584
Inventory (Note 3)	352,387	217,770
Prepaid expenses and deposits	8,103	98,795

Total Current Assets	999,679	437,144

Property and Equipment (Note 5)	328,410	18,170

Website Development Costs (Note 6)	4,458	6,511

Deferred Financing Fees	379,852	130,838

Total Assets	1,712,399	592,663

Liabilities and Stockholders’ Deficit

Current Liabilities

Accounts payable	656,259	524,942
Accrued liabilities	362,701	78,841
Convertible notes, less unamortized discount of $1,587,007 and $573,978, respectively (Note 7)	705,693	135,522
Due to related parties (Note 8)	1,485,133	1,094,835
Other advances (Note 9)	219,399	211,395
Mortgages payable (Note 10)	317,749	–

Total Current Liabilities	3,746,934	2,045,535

Commitments and Contingencies (Notes 1, 15 and 16)
Subsequent Events (Note 20)

Stockholders’ Deficit

Common Stock – 100,000,000 shares authorized at $0.001 par value; 55,970,240 and 35,794,872 issued and outstanding, respectively	55,971	35,795

Additional Paid-in Capital	9,924,253	6,897,286

Deferred Compensation	(854,035)	(1,319,725)

Accumulated Other Comprehensive Loss	(147,373)	(87,944)

Deficit Accumulated During the Development Stage	(11,013,351)	(6,978,284)

Total Stockholders’ Deficit	(2,034,535)	(1,452,872)

Total Liabilities and Stockholders’ Deficit	1,712,399	592,663

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(expressed in U.S. Dollars)

	Accumulated
	from
	March 25, 1999
	(Date of Inception)	For the Year Ended
	to May 31,	May 31,
	2006 $	2006 $	2005 $ (Restated – See Note 21)

Sales	41,087	18,657	13,021

Cost of Sales	47,200	34,719	6,277

Gross Profit	(6,113)	(16,062)	6,744

Operating Expenses

Depreciation and amortization	44,398	25,932	10,982
Impairment loss on assets	310,898	–	231,378
Research and development	1,114,012	137,759	269,432
Selling, general and administrative	7,983,888	2,457,097	2,324,389

Total Operating Expenses	9,453,196	2,620,788	2,836,181

Net Loss from Operations	(9,459,309)	(2,636,850)	(2,829,437)

Debt Issue Costs	(189,749)	(166,037)	(23,712)
Gain on Settlement of Debt	13,317	–	13,317
Interest Expense	(1,395,438)	(1,232,180)	(127,416)
Other Income	17,828	–	17,828

Net Loss	(11,013,351)	(4,035,067)	(2,949,420)

Other Comprehensive loss

Foreign currency translation loss	(147,373)	(59,429)	(40,283)

Comprehensive Loss	(11,160,724)	(4,094,496)	(2,989,703)

Net Loss Per Share – Basic and Diluted		(0.10)	(0.11)

Weighted Average Common Shares Outstanding		42,394,847	27,477,000

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(expressed in U.S. Dollars)

	Accumulated from March 25, 1999 (Date of Inception)	For the Year Ended May 31,
	to May 31,
	2006 $	2006 $	2005 $ (Restated – See Note 21)
Operating Activities

Net loss	(11,013,351)	(4,035,067)	(2,949,420)

Adjustments to reconcile net loss to net cash used in operating activities
Amortization of deferred compensation and other stock-based compensation	3,806,246	1,173,248	1,409,986
Depreciation and amortization	44,398	25,932	10,982
Gain on settlement of debt	(13,317)	–	(13,317)
Impairment loss on assets	310,898	–	231,378
Non-cash interest and debt issue costs	1,484,398	1,374,664	109,734
Recapitalization costs	(115,730)	–	–
Changes in non-cash working capital items
Accounts receivable	(10,754)	(3,170)	(7,584)
Inventory	(195,564)	(97,794)	(97,770)
Prepaid expenses and deposits	(1,104)	97,691	(98,795)
Accounts payable and accrued liabilities	1,195,375	155,392	210,212

Net Cash Used In Operating Activities	(4,508,505)	(1,309,104)	(1,194,594)

Investing Activities
Website development costs	(7,798)	–	(7,798)
Patent protection costs	(11,378)	–	–
Purchase of property and equipment	(48,802)	(15,047)	(19,619)
Advance royalty deposits	(220,000)	–	–

Net Cash Used In Investing Activities	(287,978)	(15,047)	(27,417)

Financing Activities
Advances from (repayment to) others	211,395	–	(9,471)
Advances from related parties	2,466,109	532,162	546,430
Repayments to related parties	(773,609)	(210,951)	(230,407)
Proceeds from convertible notes	2,700,000	1,740,000	660,000
Debt issue costs	(320,100)	(215,050)	(105,050)
Proceeds from issuance of common stock	1,235,637	–	471,000

Net Cash Provided by Financing Activities	5,519,432	1,846,161	1,332,502

Effect of Exchange Rate Changes on Cash	(95,786)	(7,842)	(40,283)

Change in Cash	627,163	514,168	70,208

Cash – Beginning of Period	–	112,995	42,787

Cash – End of Period	627,163	627,163	112,995

Supplementary cash flow information (Note 17)

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc. (A Development Stage Company) Consolidated Statement of Stockholders’ Deficit (expressed in U.S. Dollars) (Restated – See Note 21)
	Common Stock		Additional Common Stock	Additional Paid-in	Deferred	Accumulated Other Comprehensive	Deficit Accumulated During the Development
	Shares #	Amount $	Subscribed $	Capital $	Compensation $	Loss $	Stage $	Total $

Balance – March 25, 1999 (Date of Inception)	1	–	–	–	–	–	–	–
Stock issued for cash pursuant to a private placement	10,125,000	10,125	–	(1,500)	–	–	–	8,625
Net loss for the period	–	–	–	–	–	–	–	–
Balance – May 31, 1999	10,125,001	10,125	–	(1,500)	–	–	–	8,625
Net loss for the year	–	–	–	–	–	–	(131,611)	(131,611)
Balance – May 31, 2000	10,125,001	10,125	–	(1,500)	–	–	(131,611)	(122,986)
Net loss for the year	–	–	–	–	–	–	(261,767)	(261,767)
Balance – May 31, 2001	10,125,001	10,125	–	(1,500)	–	–	(393,378)	(384,753)
Stock issued for cash pursuant to a private placement	1,537,500	1,538	–	(257)	–	–	–	1,281
Stock issued pursuant to conversion of convertible debentures	450,000	450	–	299,550	–	–	–	300,000
Net loss for the year	–	–	–	–	–	–	(509,095)	(509,095)
Balance – May 31, 2002	12,112,501	12,113	–	297,793	–	–	(902,473)	(592,567)
Re-capitalization transactions – June 28, 2002: Shares of AVVAA World Health Care Products, Inc. (formerly Sierra Gigante Resources Inc.)	2,709,200	2,709	–	(99,300)	(19,118)	–	–	(115,709)
Shares issued for services to be rendered	2,590,000	2,590	–	755,510	(758,100)	–	–	–
Amortization of deferred compensation	–	–	–	–	169,342	–	–	169,342
Common stock to be issued	–	–	181,198	–	–	–	–	181,198
Foreign currency translation adjustment	–	–	–	–	–	(68,896)	–	(68,896)
Net loss for the year	–	–	–	–	–	–	(819,608)	(819,608)
Balance at May 31, 2003	17,411,701	17,412	181,198	954,003	(607,876)	(68,896)	(1,722,081)	(1,246,240)
Shares issued for cash	2,776,131	2,776	(173,698)	682,142	–	–	–	511,220
Shares issued to settle debt	637,840	638	(7,500)	211,372	–	–	–	204,510
Shares issued to settle related party debt	390,000	390	–	268,610	–	–	–	269,000
Shares issued for services	1,450,000	1,450	–	780,050	(781,500)	–	–	–
Amortization of deferred compensation	–	–	–	–	893,345	–	–	893,345
Value of stock options granted		–	–	75,825	–	–	–	75,825
Share subscriptions received	–	–	70,000	–	–	–	–	70,000
Shares cancelled	(210,000)	(210)	–	210	–	–	–	–
Foreign currency translation adjustment	–	–	–	–	–	21,235	–	21,235
Net loss for the year	–	–	–	–	–	–	(2,306,783)	(2,306,783)
Balance at May 31, 2004	22,455,672	22,456	70,000	2,972,212	(496,031)	(47,661)	(4,028,864)	(1,507,888)
Shares issued for cash, subscriptions and consulting services	2,200,000	2,200	(70,000)	547,800	–	–	–	480,000
Shares issued to purchase inventory	500,000	500	–	119,500	–	–	–	120,000
Shares issued to settle debt	1,213,500	1,213	–	301,719	–	–	–	302,932

Shares issued to settle related party debt	505,000	505	–	80,295	–	–	–	80,800
Shares issued for services to be rendered	8,920,700	8,921	–	2,005,383	(2,014,304)	–	–	–
Amortization of deferred compensation	–	–	–	–	1,190,610	–	–	1,190,610
Value of stock options granted	–	–	–	210,377	–	–	–	210,377
Value of beneficial conversion feature related to the convertible notes	–	–	–	213,941	–	–	–	213,941
Value of warrants issued	–	–	–	446,059	–	–	–	446,059
Foreign currency translation adjustment	–	–	–	–	–	(40,283)	–	(40,283)
Net loss for the year (as restated)	–	–	–	–	–	–	(2,949,420)	(2,949,420)
Balance at May 31, 2005 (as restated)	35,794,872	35,795	–	6,897,286	(1,319,725)	(87,944)	(6,978,284)	(1,452,872)
Shares issued for services	10,870,700	10,871	–	684,213	(662,500)	–	–	32,584
Stock issued pursuant to conversion of convertible notes	9,304,668	9,305	–	397,087	–	–	–	406,392
Value of beneficial conversion feature related to the convertible notes	–	–	–	871,310	–	–	–	871,310
Value of warrants issued	–	–	–	1,061,890	–	–	–	1,061,890
Value of stock options granted	–	–	–	12,467	–	–	–	12,467
Amortization of deferred compensation	–	–	–	–	1,128,190	–	–	1,128,190
Foreign currency translation adjustment	–	–	–	–	–	(59,429)	–	(59,429)
Net loss for the year	–	–	–	–	–	–	(4,035,067)	(4,035,067)
Balance at May 31, 2006	55,970,240	55,971	–	9,924,253	(854,035)	(147,373)	(11,013,351)	(2,034,535)

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

1.	Nature of Operations and Continuance of Business

AVVAA World Health Care Products, Inc. (the “Company”) was incorporated on June 3, 1998 in the State of Nevada.

On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company’s issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. The consolidated financial statements include the accounts of the Company since the reverse merger and the historical accounts of MYOSP since the date of its inception, March 25, 1999.

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products to the countries specified in its distribution agreement. The specified regions for which the Company has the exclusive distribution rights are as follows: North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company has the exclusive distribution rights for patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels initially in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2006, the Company has not recognized significant revenue, has a working capital deficit of $2,747,255 and has accumulated operating losses of $11,013,351 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, generating significant revenue and achieving profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	Summary of Significant Accounting Principles
(a)	Basis of Accounting

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in United States dollars.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc., AVVAA World Health Care Products (Canada) Ltd. and 648311 B.C. Ltd. All inter-company accounts and transactions have been eliminated.

(c)	Year End

The Company’s fiscal year end is May 31.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

2.	Summary of Significant Accounting Principles (continued)
(d)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(f)	Accounts Receivable

Trade and other accounts receivable are reported at face value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes goods and services tax receivable and trade receivables from customers. The Company estimates doubtful accounts on an item-by-item basis and includes over aged accounts as part of allowance for doubtful accounts, which are generally ones that are ninety days or greater overdue.

(g)	Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk include cash and accounts receivable. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

(h)	Inventory

Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions.

(i)	Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method. The annual depreciation rates in years are as follows:

Building	20
Computer equipment	3
Moulds	3
Office equipment	3

(j)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

2.	Summary of Significant Accounting Principles (continued)
(j)	Website Development Costs (continued)

Costs associated with the website consist primarily of software purchased from a third party. The Company is capitalizing costs of computer software obtained for internal use in web design and network operations. These capitalized costs are being amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

(k)	Research and Development

Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in 2006 and 2005 were $137,759 and $269,432 respectively.

(l)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

(m)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. The functional currency of one of the Company’s wholly owned Canadian subsidiaries is the Canadian dollar. Foreign currency transactions and balances are translated in accordance with SFAS, No. 52 “Foreign Currency Translation”. Transactions undertaken in a currency other than the U.S. dollar are remeasured into U.S. dollars using exchange rates at the date of the transaction. Gains and losses arising on remeasurement or settlement of foreign currency denominated transactions or balances are included in the determination of income. Assets and liabilities of the Company’s wholly owned subsidiaries are translated into U.S. dollars using the period end exchange rate. Revenue and expenses are translated using average exchange rates. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Foreign currency transaction gains and losses are included in current operations. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(n)	Deferred Financing Costs

In accordance with the Accounting Principles Board Opinion 21 “Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

2.	Summary of Significant Accounting Principles (continued)
(o)	Revenue Recognition

Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of the SEC Staff Accounting Bulletin No. 104, “Revenue Recognition”. Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

In accordance with EITF No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

(p)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company’s accumulated other comprehensive loss consists of the accumulated foreign currency translation adjustments.

(q)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. Outstanding options of 5,200,000 and 4,300,000 for the years ended May 31, 2006 and 2005 respectively have been excluded from the above calculations as they would be anti-dilutive. Outstanding warrants for the years ended May 31, 2006 and 2005 were 66,318,348 and 18,005,471 warrants, respectively, and shares issuable on the conversion of convertible notes have also been excluded from the above calculations as they would be anti-dilutive.

(r)	Financial Instruments

The fair values of cash, accounts receivable, accounts payable, accrued liabilities, convertible notes, mortgages payable, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

(s)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

2.	Summary of Significant Accounting Principles (continued)
(t)	Stock-based Compensation

Effective March 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), and related interpretations which superseded APB No. 25. SFAS 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such costs be measured at the fair value of the award. This statement was adopted using the modified prospective method, which requires the Company to recognize compensation expense on a prospective basis. Therefore, prior period financial statements have not been restated. Under this method, in addition to reflecting the remaining service period of awards, expense is also recognized to reflect the remaining service period of awards that had been included in pro forma disclosures in prior periods. Had expense been recognized using the fair value method described in SFAS 123(R) using the Black-Scholes option-pricing model, the Company would have reported the following results of operations:

	For the Year Ended May 31,	For the Year Ended May 31,
	2006 $	2005 (Restated) $

Net loss – as reported	(4,035,067)	(2,949,420)
Add: Stock-based compensation expense included in net loss – as reported	12,467	257,562
Deduct: Total stock-based compensation expense determined under fair value based method	(56,103)	(989,470)

Net loss – pro forma	(4,078,703)	(3,681,328)

Net loss per share (basic and diluted) – as reported	(0.10)	(0.11)
Net loss per share (basic and diluted) – pro forma	(0.10)	(0.13)

(u)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

2.	Summary of Significant Accounting Principles (continued)

(u)	Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company’s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

The FASB has also issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

(v)	Reclassifications

Certain reclassifications have been made to the prior year’s financial statements to conform to the current period’s presentation.

3.	Inventory
	May 31, 2006	May 31, 2005
	Net Carrying Value	Net Carrying Value
	$	$

Raw materials	162,447	57,893
Finished goods	189,940	159,877

	352,387	217,770

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

4.	Distribution Agreement

Pursuant to two separate License Agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the Inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received acknowledgement from the US Food and Drug Administration (“FDA”) as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

The original registrant for the various approvals was the Inventor and licensor. During fiscal 2004, the various approvals were transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

Pursuant to the original License Agreements the Company paid the Inventor royalty advances of $220,000. Under the original License Agreements these amounts were to be offset against future royalties due to the Inventor or his company.

On December 30, 2005, the Company entered into a new Distribution Agreement (the “Agreement”) with the Inventor of the patented Neuroskin line of skin care products, the Inventor’s company and two companies related to the Inventor. These companies have guaranteed and assumed the obligations of the Inventor to meet product supply demands. This Agreement supersedes the Company’s License Agreements made with the Inventor and his company dated September 1, 1999 and February 1, 2002.

Pursuant to the new Agreement, the Company maintains its exclusive distribution rights to distribute the Neuroskin line of products in North America, Central America, South America, India, South East Asia, West Indies, Greater Antilles, Australia, Africa, China and Great Britain. The Neuroskin line of products is a patented, European line of skin care products used for the symptomatic treatment of diseases of the skin including eczema, psoriasis and acne. The patents and trademarks are owned by the German inventor and/or the German companies and are registered in various jurisdictions. The term of the new Agreement is fifteen years with an option to the Company to extend the term for a further fifteen years. The prices for the supply of the Neuroskin products have been agreed to. There are no minimum purchase requirements, no sales targets and no royalties are payable.

5.	Property and Equipment
			May 31, 2006	May 31, 2005
	Cost	Accumulated Depreciation	Net Carrying Value	Net Carrying Value
	$	$	$	$

Land	24,114	–	24,114	–
Building	301,998	11,325	290,673	–
Computer equipment	17,168	10,623	6,545	12,211
Moulds	7,853	2,618	5,235	3,534
Office equipment	2,764	921	1,843	2,425

	353,897	25,487	328,410	18,170

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

6.	Website Development Costs
			May 31, 2006	May 31, 2005
	Cost	Accumulated Amortization	Net Carrying Value	Net Carrying Value
	$	$	$	$

Website development costs	8,886	4,428	4,458	6,511

7.	Convertible Notes

(a) On April 5, 2005, the Company completed Financing Agreements totalling $1,100,000. Under the agreements, the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due one year from issuance, and bear default interest at 15% thereafter. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company. The conversion price is based on 80% of the average of the three lowest closing prices of the Company’s stock for the thirty days prior to conversion; for a maximum of $0.20 per share; and a minimum of $0.08 per share for eight months after issuance and no minimum conversion price thereafter. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of the Company’s assets both tangible and intangible.

(a) (i) The Company is to issue four series of share purchase warrants as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number of shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

(a) (ii) On April 5, 2005, the Company received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement (“SB-2”) with the United States Securities and Exchange Commission (“SEC”) that is declared effective (met and received). If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% (subsequently amended to 5%) for each thirty-day period of the convertible notes remaining unconverted. The SB-2 was declared effective in December 2005.

(a) (iii) On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class D warrants pertaining to the $660,000 in convertible notes issued.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

7.	Convertible Notes (continued)

(a) (iv) In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $660,000 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the principal amount of $340,000 were converted into common shares, for which interest expense of $287,235 (2005 as restated - $52,164) has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $320,000 at maturity. Interest expense for the year ended May 31, 2006 on principal of $320,000 totalling $270,904 (2005 as restated - $49,096) has been fully accreted increasing the carrying value of the remaining convertible notes to $320,000 as at May 31, 2006 (May 31, 2005 as restated - $49,096).

(a) (v) There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above and without warrants). For the $49,500 in convertible notes, the Company has restated its 2005 financial statements to recognize the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital, and $31,500 as the carrying value of due diligence convertible notes. During the year ended May 31, 2006, the Company fully accreted interest expense of $15,238 (2005 as restated - $2,762), increasing the carrying value of the due diligence convertible notes to $49,500 as at May 31, 2006 (May 31, 2005 as restated - $34,262).

(a) (vi) On August 2, 2005, the Financing Agreements were amended and the Company issued an additional $140,000 in convertible notes. The terms and conditions of the original Financing Agreements were unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. The Company issued 1,129,761 Class A warrants exercisable at $0.20 per share, 847,321 Class B warrants exercisable at $0.25 per share, 847,321 Class C warrants exercisable at $0.30 per share, and 564,881 Class D warrants exercisable at $0.45 per share, pertaining to the $140,000 in convertible notes issued. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company recognized the intrinsic value of the beneficial conversion feature on the $140,000 convertible notes of $37,920 as additional paid-in capital. The Company recognized the fair value of the detachable warrants of $102,080 as additional paid-in capital. The Company will record interest expense over the term of the convertible notes of $140,000 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the amount of $6,364 were converted into common shares, for which interest expense of $6,364 has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $133,636 at maturity. Interest expense for the year ended May 31, 2006 on principal of $133,636 totalling $110,569 has been accreted increasing the carrying value of the remaining convertible notes to $110,569 as at May 31, 2006.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

7.	Convertible Notes (continued)

(a) (vii) On January 17, 2006, the Financing Agreements were completed and the Company received an additional $300,000. The Company issued $493,200 of convertible notes for the additional funding of $300,000 and for liquidated damages amounting to $193,200 as outlined in Note 7 (a)(ii). The Company issued 4,784,688 Class A warrants exercisable at $0.20 per share, 3,588,516 Class B warrants exercisable at $0.25 per share, 3,588,516 Class C warrants exercisable at $0.30 per share, and 2,392,344 Class D warrants exercisable at $0.45 per share. The Company recognized the intrinsic value of the beneficial conversion feature on the $493,200 convertible notes issued of $213,566 as additional paid-in capital. The Company recognized the fair value of the detachable warrants of $279,634 as additional paid-in capital. The Company will record interest expense over the term of the convertible notes of $493,200 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended May 31, 2006, convertible notes in the amount of $3,636 were converted into common shares, for which interest of $3,636 has been accreted to increase the carrying value at conversion in accordance with EITF 00-27. The carrying value of the convertible notes will be increased to the face value of the remaining convertible notes of $489,564 at maturity. Interest expense for the year ended May 31, 2006 on principal of $489,564 totalling $179,731 has been accreted increasing the carrying value of the remaining convertible notes to $179,731 as at May 31, 2006. The Company agreed to file a post-effective amendment of the SB-2 filed with the SEC on or before February 28, 2006 to register an additional 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages as per the terms of the financing agreements. The additional 4,081,691 were included in the SB-2 filed on May 19, 2006.

(a) (viii) On March 30, 2006, the Company agreed to change the conversion terms of the convertible notes described above in Note 7 (a). The conversion price was changed from 80% to 50% of the average of the three lowest closing prices of the Company’s shares for the twenty trading days prior to conversion.

(b) On March 30, 2006, the Company completed financing agreements for $2,000,000 with private investors (the “Investors”). The Company will issue to the Investors secured convertible notes totalling $2,000,000 with a 6% interest rate and a maturity of three years. The notes are convertible into shares of common stock at 50% of the average of the lowest three closing prices for the Company’s shares during the twenty trading days prior to conversion. The applicable conversion percentage changes to 55% if the SB-2 is filed on or before the Filing Date; and 60% if the SB-2 is declared effective by the Effectiveness Deadline. The convertible notes are secured by a lien on all of the Company’s assets pursuant to the Security Agreement and the Intellectual Property Security Agreement entered into with the Investors.

(b) (i) Under the terms of these agreements, $700,000 was funded on the Closing Date, a further $600,000 was funded on the date an SB-2 Registration Statement (“SB-2”) was filed (pursuant to a Registration Rights Agreement) with the SEC, and $700,000 is be funded on the date the SB-2 Registration Statement is declared effective by the SEC. Pursuant to the terms of a Registration Rights Agreement, the Company is required to register the shares underlying the convertible notes, as well as the shares to be issued pursuant to the warrants within forty-five days from the Closing Date and are required to have the SB-2 declared effective within 120 days from the Closing Date. In the event that the SB-2 is not filed or declared effective within these time limits, the Company may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

(b) (ii) Pursuant to this financing transaction, the Company also granted the Investors the right to purchase an aggregate of 36,000,000 shares of common stock (the “Warrants”), of which Warrants to purchase 26,000,000 shares were issued on March 27, 2006 and Warrants to purchase 10,000,000 shares were issued on May 23, 2006. The Warrants are exercisable for a period of seven years from the dates of issuance at an exercise price of $0.16 per share.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

7.	Convertible Notes (continued)

(b) (iii) On May 30, 2006 the Company’s solicitors received a letter from the SEC indicating that the SEC would not be reviewing the SB-2 and indicating that the filing could not “go effective” until the Company had increased its Authorized Capital. The Company has filed a Preliminary Form 14A with a suggested Annual Meeting date of July 26, 2006. Included in the resolutions for approval by the Shareholders is an Amendment to the Company bylaws to increase the authorized capital from 100,000,000 to 750,000,000 shares.

(b) (iv) On March 27, 2006, the Company received the first tranche of $700,000 and on May 23, 2006, the Company received the second tranche of $600,000. The Company has issued callable secured convertible notes totalling $1,300,000. In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company has recognized the intrinsic value of the beneficial conversion feature of $619,824 as additional paid-in capital. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $680,176 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of seven years, a risk free interest rate of 4.61% and 4.89%, an expected volatility of 164%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $1,300,000 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of the convertible notes of $1,300,000 at maturity. Interest expense for the year ended May 31, 2006 on principal of $1,300,000 totalling $45,893 has been accreted increasing the carrying value of the convertible notes to $45,893 as at May 31, 2006.

(c) During the year ended May 31, 2006, interest of $87,922 was accrued on the convertible notes. During the year ended May 31, 2006, convertible notes with a principal amount of $350,000 and accrued interest of $56,392 were converted into 9,304,668 shares of common stock.

(d) The Company incurred and deferred debt issue costs of $415,050 (2005 - $154,550) pertaining to convertible notes to be amortized over the related terms to maturity, of which $215,050 (2005 - $154,550) was paid by cash proceeds of financing arrangements and a further $200,000 was accrued for warrants to be issued as placement agent fees. During the fiscal year ended May 31, 2006, $166,037 (2005 - $23,712) has been charged to debt issue costs.

8.	Related Party Balances/Transactions
		May 31, 2006 $	May 31, 2005 $

(a)	Balances

(i)	Shield-Tech Products Inc.	507,765	445,588
(ii)	Directors and/or officers	920,930	599,719
(iii)	Due to former officer	56,438	49,528

		1,485,133	1,094,835

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

8.	Related Party Balances/Transactions (continued)

(b)	Transactions

(i)

Shield-Tech Products Inc., a company in which the President of the Company has a significant influence on, conducted research and incurred development expenditures on the Company’s behalf. The advances are without interest, unsecured and due on demand.

(ii)	The advances from directors and/or officers are unsecured, non-interest bearing, and due on demand.

(iii)

The remaining amount owing to a former officer in connection with the failed acquisition of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”) in fiscal 2004 are secured by promissory notes, non-interest bearing and due on demand. The Company and Mystic decided to terminate the acquisition agreement in fiscal 2004 but have not yet settled the terms.

(iv)	Six directors/officers were paid/accrued $459,588 for the year ended May 31, 2006 (2005 – $599,719) for consulting services rendered.

9.	Other Advances

(a)

The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advances are due on demand, unsecured and accrue interest at prime plus 1% per annum. As of May 31, 2006, $40,033 (2005 - $40,033) of interest has been accrued on these advances and is included in other advances.

(b)

On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the “Band”). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band’s land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of Cdn$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. In fiscal 2004 the Company received Cdn$102,000 from the Band to assist the Company in developing a business and start-up plan for the Joint Venture. The advance was non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. The Company and the Band have decided not to proceed with the Joint Venture and the Company will repay the promissory note to the Band. On July 27, 2004, the Band demanded repayment and interest at the rate of 12% per annum began accruing on the outstanding balance on August 10, 2004. During fiscal 2005, the Company repaid Cdn$30,000 leaving a balance of $65,366 (Cdn$72,000) remaining as at May 31, 2006.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

10.	Mortgages Payable

	May 31, 2006 $	May 31, 2005 $

Mortgage payable (Cdn$211,250) secured by a first charge on the land and building with additional security provided by the President of the Company and his spouse, interest is 9.95% per annum compounded monthly, payable interest only in monthly installments of Cdn$1,913, and maturing on September 1, 2006	191,785	–

Mortgage payable (Cdn$138,750) secured by a second charge on the land and building with additional security provided by the President of the Company and his spouse, interest is 15% per annum compounded monthly, payable interest only in monthly installments of Cdn$1,734, and maturing on September 1, 2006	125,964	–

	317,749	–

11.	Common Stock
(a)	Authorized Shares

On May 1, 2004, the Board and the stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, with no change in par value.

(b)	Non-cash Consideration

Shares issued for non-cash consideration were valued (1) based on the fair value of the services and/or goods provided when these amounts were more readily determinable than the value of the shares at the date of issue; and (2) based on the fair market value of the shares at the date of issue when their value was more readily determinable than the value of the services provided.

On June 10, 2004 the Company issued 76,000 shares of common stock to settle debt of $22,040.

On June 30, 2004, the Company issued 80,000 shares of common stock having an aggregate fair value of $24,800 for consulting services rendered. Of this amount, $17,293 was used to settle debt and the remaining $7,507 was charged to operations during the year ended May 31, 2005.

On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $184,000 for consulting services to be rendered over a two-year period. During the year ended May 31, 2005, the Company charged to operations compensation expense of $80,658 and recorded deferred compensation expense of $103,342 that will be charged to operations over the remainder of the term.

On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $117,500 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

11.	Common Stock (continued)

On September 23, 2004, the Company issued 30,000 shares of common stock having an aggregate fair value of $8,700 to settle debt.

On October 8, 2004, the Company issued 500,000 shares of common stock having an aggregate fair value of $120,000 for inventory purchased.

On October 22, 2004, the Company issued 300,000 shares of common stock for consulting services. The shares were recorded at an aggregate fair value of $93,000 for services to be rendered over a three-month period. The amount was charged to operations during the year ended May 31, 2005.

On November 18, 2004, the Company issued 200,000 shares at an aggregate fair value of $56,000 for research and development consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On November 18, 2004, the Company issued 30,000 common shares at an aggregate fair value of $8,400 for the payment of travel expenses.

On November 24, 2004, the Company issued 120,700 common shares at an aggregate fair value of $33,796 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On December 1, 2004, the Company issued 20,000 shares of common stock having an aggregate fair value of $5,600 for consulting services rendered. Of this amount, $3,412 was used to settle debt and the remaining $2,188 has been recorded as a loss on debt settlement.

On December 16, 2004, the Company issued 950,000 common shares for consulting services to be rendered over a four-year period. The shares were recorded at an aggregate fair market value of $218,500. For the year ended May 31, 2006, the Company charged to operations compensation expense of $54,625 and further wrote off the remaining $139,032, to reflect the termination of the term of consulting services where the Company had previously recorded deferred compensation of $193,657.

On December 20, 2004, the Company issued 800,000 common shares having an aggregate fair value of $200,000 for consulting services to be rendered. During the year ended May 31, 2006, the Company charged to operations compensation expense of $40,000 leaving a balance of $82,247 in deferred compensation at year end.

On January 10, 2005, the Company issued 600,000 common shares at an aggregate fair value of $150,000 for consulting services to be rendered. During the year ended May 31, 2006, the Company charged to operations compensation expense of $92,055 leaving a balance of nil in deferred compensation at year end.

On January 20, 2005, the Company issued 100,000 shares at an aggregate fair value of $23,000 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On January 20, 2005, the Company issued 1,900,000 common shares to be recorded at an aggregate fair value of $437,000 to a consultant for services to be rendered over a five year period. During the year ended May 31, 2006 the Company charged to operations compensation expense of $87,400 leaving a balance of $318,232 in deferred compensation that will be charged to operations over the remainder of the term.

On February 3, 2005 the Company issued 372,500 common shares for the settlement of debt in the amount of $74,668. The aggregate fair market value of $59,600 had been applied to reduce the outstanding debt and the remaining balance $15,068 recorded as a gain on debt settlement during 2005.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

11.	Common Stock (continued)

On February 8, 2005, the Company issued 100,000 common shares to three employees at an aggregate fair market value of $15,000 for services to be rendered. For the year ended May 31, 2006, the Company charged to operations compensation expense of $5,769 leaving a balance of nil in deferred compensation at year end.

On March 1, 2005, the Company issued 2,500,000 shares at an aggregate fair market value of $375,000 to a consultant for services to be rendered over a twelve-month period. During the year ended May 31, 2006 the Company charged to operations compensation expense of $280,479, leaving a balance of nil in deferred compensation at year end.

On March 1, 2005 the Company issued 100,000 common shares to be recorded at an aggregate fair value of $16,000 to settle total debt of $15,000. The remaining $1,000 had been recorded as a loss on debt settlement during 2005.

On March 3, 2005, the Company issued 1,010,000 common shares to be recorded at an aggregate fair value of $161,600 to officers, directors, employees and a consultant to be applied against debt outstanding. Debts totaling $166,762 were settled for $161,600 resulting in a gain of $5,162 during 2005.

On March 15, 2005, the Company issued 150,000 common shares to be recorded at an aggregate fair value of $34,500 for legal services to be rendered. During the year ended May 31, 2006, the Company charged to operations compensation expense of $29,044, leaving a balance of nil in deferred compensation at year end.

On January 1, 2006, the Company issued 8,500,000 shares of common stock to various consultants at a fair value of $595,000 for services to be rendered over one year. The Company charged to operations compensation expense of $247,917 for the year ending May 31, 2006 and recorded deferred compensation of $347,083.

On January 1, 2006, the Company issued 500,000 shares of common stock to a consultant at a fair value of $35,000 for services to be rendered over one year. The Company charged to operations compensation expense of $14,583 for the year ending May 31, 2006 and recorded deferred compensation of $20,417.

On February 16, 2006, the Company issued 2,000,000 shares of common stock to a consultant at a fair value of $120,000 for services to be rendered over one year. The Company charged to operations compensation expense of $33,945 for the year ending May 31, 2006 and recorded deferred compensation of $86,055.

During the fiscal year ended May 31, 2006, the Company issued 9,304,668 shares of common stock pursuant to the conversion of $350,000 in convertible notes payable and $56,392 in accrued interest as described in Note 7(c).

On September 26, 2005, the Company cancelled 250,000 shares of common stock that had been issued in error for consulting fees with a fair value of $87,500. The Company credited deferred compensation expense of $87,500 for the year ending May 31, 2006.

During the year ended May 31, 2006, the Company issued 120,700 shares of common stock to a consultant at a fair value of $32,584 for services rendered in a prior year. The Company charged to operations compensation expense of $32,584 for the year ending May 31, 2006.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

12.	Stock Options

On December 2, 2002, the Company filed a Form S-8 Registration Statement with the SEC to register 1,450,000 shares of common stock pursuant to the Company’s 2002 Benefit Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall vest at the sole discretion of the Company’s Board of Directors.

On June 25, 2004, the Company filed a Form S-8 Registration Statement with the SEC to register 3,000,000 shares of common stock pursuant to the Company’s 2004 Stock Option Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company’s Board of Directors. The option price is set at a minimum of 100% of the fair market value of the common stock at the date of issue, except in the case of a 10% stockholder, where the option price is set at a minimum of 110% of the fair market value. The term of the options, once granted, is not to exceed five years.

On March 7, 2005, the Board of Directors approved the 2005 Stock Option Plan for a maximum of 2,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at the fair market value of the common stock at the date of issue. The term of the options, once granted, is not to exceed five years.

During the year ended May 31, 2005, the Company granted a total of 4,500,000 stock options to employees and non-employees pursuant to the above at a weighted average grant date fair value of $0.21 per option. The Company charged stock-based compensation expense of $210,377 in the year ended May 31, 2005 to operations for non-employees.

On November 23, 2005, the Board of Directors granted 900,000 stock options from the 2004 and 2005 Stock Option Plans to employees and non-employees pursuant to the above at a grant date fair value of $0.065 per option. The Company charged stock-based compensation expense of $12,467 for non-employees to operations.

On April 4, 2006 the Company’s Board of Directors approved a 2006 Stock Incentive Plan for a total of 10,000,000 shares of common stock to be issued to employees, directors, independent contractors agents or other eligible persons. The exercise price shall be 100% of the Fair Market Value per common share for all eligible participants on the Grant Date. The Board approved the issue of 7,350,000 shares to eligible participants. The term of the Options is for five years and the Stock options will expire on April 3, 2011. The Options cannot be issued and the Stock Incentive Plan registered with the SEC until it is approved by the Company’s Shareholders. The Shareholders have approved the Plan in a resolution at the Annual Meeting on July 26, 2006.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

12.	Stock Options (continued)

A summary of the changes in the Company’s stock options is presented below:

	May 31, 2006		May 31, 2005
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
		$		$

Balance, beginning of year	4,300,000	0.25	225,000	0.87
Granted	900,000	0.07	4,500,000	0.25
Exercised	–	–	–	–
Forfeited/Expired	–	–	(425,000)	0.59

Balance, end of year	5,200,000	0.22	4,300,000	0.25

Additional information regarding stock options outstanding as at May 31, 2006 is as follows:

	Outstanding			Exercisable
Exercise prices $	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number of options	Weighted average exercise price $

0.00 – 0.07	900,000	4.49	0.07	900,000	0.07
0.08 – 0.15	1,400,000	2.75	0.15	1,400,000	0.15
0.16 – 0.30	1,600,000	3.07	0.28	1,600,000	0.28
0.31 – 0.45	1,300,000	2.44	0.33	1,300,000	0.33

	5,200,000	3.19	0.22	5,200,000	0.22

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

13.	Stock-based Compensation

During the year ended May 31, 2006, the Company recognized stock-based compensation of $1,173,248 (2005 - $1,409,986) in accordance with SFAS 123(R). Of this amount, $12,467 (2005 - $210,377) was recognized as the fair value of stock options granted to non-employees, while the remaining amount of $1,160,781 (2005 – $1,199,609) represented the fair value of shares issued for consulting services rendered by employees and non-employees.

The fair value of the options granted was measured at the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	For the Year Ended May 31, 2006 $	For the Year Ended May 31, 2005 $

Expected dividend yield	0%	0%
Risk-free interest rate	4.37%	3.90%
Expected volatility	179%	114%
Expected option life (in years)	5	5

14.	Stock Purchase Warrants
A summary of the changes in the Company’s stock purchase warrants is presented below:

	For the Year Ended May 31, 2006		For the Year Ended May 31, 2005

	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
		$		$

Balance, beginning of year	18,005,471	0.25	3,230,471	0.40
Granted	53,743,348	0.20	14,775,000	0.30
Exercised	–	–	–	–
Forfeited/Expired	(5,430,471)	0.42	–	–

Balance, end of year	66,318,348	0.22	18,005,471	0.25

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

14.	Stock Purchase Warrants (continued)

As at the May 31, 2006, the following stock purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

200,000	0.38	July 29, 2007
4,125,000	0.20	April 5, 2010
3,093,750	0.25	April 5, 2010
3,093,750	0.30	April 5, 2010
2,062,500	0.45	April 5, 2010
1,129,761	0.20	August 2, 2010
847,321	0.25	August 2, 2010
847,321	0.30	August 2, 2010
564,881	0.45	August 2, 2010
4,784,688	0.20	January 17, 2011
3,588,516	0.25	January 17, 2011
3,588,516	0.30	January 17, 2011
2,392,344	0.45	January 17, 2011
26,000,000	0.16	March 27, 2013
10,000,000	0.16	May 23, 2013

66,318,348

15.	Commitments
(a)

On July 23, 2004, the Company entered into a Stock Purchase Agreement with Seaside Investments PLC (“Seaside”), a private London investment company, for the purchase by Seaside of $1,177,970 of the Company’s common shares at $0.46 per share, in exchange for shares of Seaside. At that time, Seaside entered into a “lock-up” agreement with the Company pursuant to which it has agreed not to trade the Company’s shares for a period of one year from the closing date. The Company agreed to file a registration statement with the SEC allowing the public resale of the common shares by Seaside, commencing at the expiration of the “lock-up” period. Seaside was to issue its shares to the Company equivalent to $1,177,970 as full payment for the Company’s shares. Thirty percent of Seaside’s shares were to be held in Escrow for one year following their issuance and in the event the per share market price of the Company’s common stock at such time was less than the per share value of the Company’s stock at the time of the closing, Seaside was to be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow were to be released to the Company at such time.

The closing of this transaction was subject to certain contingencies, including the listing of Seaside shares on the London Stock Exchange on or before September 30, 2004 (extended to March 31, 2005).

The Company delivered 2,677,500 shares to its legal counsel to be held in escrow pending closing of this transaction at which time these shares were to be recorded as issued common shares. As the transaction did not close, on September 20, 2005 the Company terminated the agreement and intends to cancel the 2,677,500 shares.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

15.	Commitments (continued)

(b)

On January 20, 2005, the Company entered into a five-year agreement with a company for marketing and distribution services. Pursuant to the agreement, the Company issued 1,900,000 common shares at a fair value of $437,000. Of this amount, $87,400 (2005 - $31,368) was expensed at May 31, 2006 leaving a deferred compensation balance of $318,232 at year end. On February 1, 2006, the Company entered into a new contract with a company for marketing and distribution services to replace the existing five-year agreement with a new one year agreement. The new contract calls for six monthly payments of $20,000 per month recoverable against commissions of 15% on sales generated. The contract can be cancelled by the Company if sales are not booked from at least two of eight listed possible customers. On August 15, 2006, the contract was amended and the Company agreed to make two additional payments of $20,000 per month.

(c)

On January 17, 2006, The Company entered into a two year agreement with the new President of the Company for a base salary of $90,000 per year and up to an additional $250,000 under various bonus clauses.

(d)

On February 16, 2006, the Company entered into a structuring agreement relating to placement agent services rendered in connection with the $2,000,000 financing agreement, as discussed in Note 7(d). The Company agreed to pay $100,000 in cash (paid), and to issue warrants worth $200,000. As at May 31, 2006, $200,000 has been accrued for structuring fees incurred.

(e)

On April 4, 2006 the Company’s Board of Directors approved a 2006 Stock Incentive Plan for a total of 10,000,000 shares of common stock to be issued to employees, directors, independent contractors agents or other eligible persons. The exercise price shall be 100% of the Fair Market Value per common share for all eligible participants on the Grant Date. The Board approved the issue of 7,350,000 shares to eligible participants. The term of the Options is for five years and the Stock options will expire on April 3, 2011. The Shares cannot be issued and the Stock Incentive Plan registered with the SEC until it is approved by the Company’s Shareholders. The Shareholders have been asked to approve the Plan in a resolution at the Annual Meeting referred to in Note 20(a) and (d).

(f)

On May 1, 2006, the Company entered into a consulting agreement and agreed to issue 10,000,000 shares valued at $300,000 for services to be rendered over a 12 month period. As at May 31, 2006, $25,000 was accrued.

(g)

On May 19, 2006 the Company filed the required SB-2 with the SEC to register 291,510,271 common shares which are required in connection with the Company’s financing agreements and a consulting agreement. These common shares are issuable in connection with: the conversion of convertible notes, the exercise of warrants relating to convertible notes (including liquidated damages) and placement agent services pursuant to a subscription agreement dated April 5, 2005, and a consulting agreement dated May 1, 2006.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

16.	Contingent Liability and Legal Proceedings

The former Vice President of Sales and Marketing (former Vice President) of the Company, wrongfully registered certain of the Company’s internet domain names in the name of a consulting company controlled by her called E-Clarity Consulting Inc. during the time she worked for the Company. The Company was able to recover registered ownership of some of its domain names but she refused to cooperate to hand over control of the balance to the Company. On September 30, 2005, the Company commenced legal proceedings in the Supreme Court of British Columbia against the former Vice President and E-Clarity Consulting Inc. alleging that she breached her fiduciary and contractual duties to the Company on a number of grounds, including wrongfully registering the Company’s internet product property in such a manner and by failing to deliver them to the Company when requested to do so. On September 30, 2005, the Company obtained an interim Court Order requiring the former Vice President and E-Clarity Consulting Inc. to deliver the internet property to the Company within two days of being served with the Court Order. She was served with the Court Order and complied with it. On October 17, 2005, the Company obtained a judgment against the former Vice President and E-Clarity Consulting Inc. for damages to be assessed plus costs to be assessed. The Company has not since taken any steps in the proceedings to assess costs or damages.

In September 2005, the Company received an invoice from E-Clarity Consulting Inc. seeking payment of $240,137 with a threat to face legal proceedings if the amount was not paid. The Company denies the amount claimed is owed, has not paid any of the amount claimed, and intends to vigorously defend its position when required to do so. The Company has recorded an amount owing to the former Vice President of $131,458 recorded in its books as at May 31, 2006. She has issued further invoices unilaterally adding further interest charges to the amount allegedly owing, but she has taken no steps in the Courts to attempt to collect it. The Company denies the obligation to pay the invoiced amount and interest as claimed by her. Aside from rendering her invoices, the former Vice President has not taken any steps in the existing legal proceedings nor has she initiated any other legal proceedings to advance her claims for payment from the Company. If she takes steps in legal proceedings to collect the amounts allegedly due, the Company will defend the claim and proceed to assess damages and costs in its legal proceedings and seek to set off those amounts from the amount, if any, which might be found by a court to be payable by the Company to her. If the Company’s damage claim against her exceeds the amount which may be payable to her, the Company plans to collect the excess of such damages and costs from the former Vice President and E-Clarity Consulting Inc.

17.	Supplementary Cash Flow Information

	Accumulated from March 25, 1999 (Date of Inception)	For the Year Ended May 31,
	to May 31,
	2006 $	2006 $	2005 $

Non-cash Investing and Financing Activities
Advance royalty deposits payable	25,000	–	–
Mortgage proceeds to acquire land and building	294,836	294,836	–
Promissory notes issued to acquire assets	73,346	–	–
Shares issued to settle debt	507,442	–	302,932
Shares issued for consulting fees and services	3,490,888	695,084	2,014,304
Shares issued to purchase inventory	120,000	–	120,000
Shares issued to settle related party debt	349,800	–	80,800
Shares issued for conversion of notes payable and accrued interest	706,392	406,392	–
Deferred financing fees payable	200,000	200,000	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

18.	Income Taxes

A reconciliation of income taxes at statutory rates is as follows:

	2006	2005 (Restated)
	$	$

Loss for the year	(4,035,067)	(2,949,420)

Income taxes at statutory rates	(1,390,000)	(1,051,000)

Stock-based compensation	404,000	502,000
Accretion of convertible debt discount	317,000	37,000
Unrecognized benefit of operating losses	669,000	512,000

Total income taxes	–	–

The significant components of the Company’s future income tax assets are as follows:

	2006	2005
	$	$

Future Income tax asset:

Operating loss carryforwards	2,722,000	2,052,000

Valuation allowance	(2,722,000)	(2,052,000)

Net deferred tax asset	–	–

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

The Company has approximately $2,982,000 of net operating loss carry forwards available for US income tax purposes to reduce taxable income of future years. These net operating loss carry forwards expire through to 2026. In addition, the Company has approximately CAD$5,293,000 of non-capital losses available for Canadian income tax purposes to reduce taxable income of future years. These net operating loss carryforwards expire through to 2026.

19.	Segmented Information

The Company reports in one reportable operating segment, which is the provision of skin products. The Company operates primarily from Lumby, British Columbia, Canada.

20.	Subsequent Events
(a)

On June 26, 2006 the Company filed a Primary Form 14A with the SEC suggesting an Annual Meeting date of July 26, 2006. Included in the resolutions for approval by the Shareholders is an Amendment to the Company bylaws to increase the Authorized Capital from 100,000,000 shares to 750,000,000 shares. Also included is a resolution for approval of the 2006 Stock Incentive Plan for a total of 10,000,000 shares of common stock to be issued to employees, directors, independent contractors agents or other eligible persons.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

MAY 31, 2006

20.	Subsequent Events (continued)
(b)

On June 12, 2006 the Company entered into an agreement with an advertising agency, committing to expenditures totaling $176,500 over a 60 day period for advertising in magazines and agency commissions. In July, 2006 the Company paid $30,000 under this agreement.

(c)

On July 26, 2006, at the Annual Meeting of Shareholders, the shareholders approved the increase in the Company’s authorized common shares from 100,000,000 to 750,000,000. In addition, the shareholders ratified the 2006 Stock Incentive Plan for 10,000,000 common shares.

(d)

On July 26, 2006, the Board of directors approved the award of 1,550,000 options to acquire shares to eligible participants in the 2006 Stock Incentive Plan. The term of these options is five years and they will expire on July 26, 2011. The exercise price is 100% of the fair market value on the Grant Date, July 26, 2006. The Board of Directors had previously awarded 7,350,000 options to acquire shares on April 4, 2006 to eligible participants. The exercise price is 100% of the fair market value on the date that the 2006 Stock Incentive Plan was approved by the Shareholders, July 26, 2006. The term of these options is five years and they will expire on April 3, 2011. These awards of stock options are subject to shareholder approval and are not deemed to be granted until that approval is obtained.

21.	Restatement

The Company restated its consolidated financial statements for the year ended May 31, 2005. The Company restated the financial statements to reflect a change in the accretion of the intrinsic value related to the beneficial conversion feature of the convertible notes and the interest expense related to them. The carrying value of the convertible notes decreased by $196,355 and interest expense decreased by $196,355.

	May 31, 2005 As Reported $	Adjustment $	May 31, 2005 As Restated $

Consolidated Balance Sheet
Convertible notes	331,877	(196,355)	135,522
Deficit accumulated during the development stage	(7,174,639)	196,355	(6,978,284)

	Year Ended May 31, 2005 As Reported $	Adjustment $	Year Ended May 31, 2005 As Restated $

Consolidated Statement of Operations
Interest Expense	(323,771)	196,355	(127,416)

Net loss for the year	(3,145,775)	196,355	(2,949,420)

There was no change to the basic and diluted net loss per share resulting from the restatement.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Index

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Balance Sheets	F–2

Consolidated Statements of Operations	F–3

Consolidated Statements of Cash Flows	F–4

Consolidated Statement of Stockholders’ Equity	F–5

Notes to the Consolidated Financial Statements	F–6

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

of AVVAA World Health Care Products, Inc.

We have audited the accompanying consolidated balance sheets of AVVAA World Health Care Products, Inc. (A Development Stage Company) as of May 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders’ equity for the period from March 25, 1999 (date of inception) to May 31, 2005 and the years ended May 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of AVVAA World Health Care Products, Inc., (A Development Stage Company) as of May 31, 2005 and 2004, and the results of its operations and its cash flows for the period from March 25, 1999 (date of inception) to May 31, 2005 and the years ended May 31, 2005 and 2004, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception, not generated any sustained revenues and a significant working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments, which might result from the outcome of this uncertainty.

As discussed in Note 16 to the consolidated financial statements, the Company has restated the financial statements for the year ended May 31, 2005.

MANNING ELLIOTT LLP

Chartered Accountants

Vancouver, Canada

September 9, 2005, except for Note 16 as to which the date is August 8, 2006

F-1

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(expressed in U.S. Dollars)

	May 31,	May 31,
	2005 $	2004 $
	(Restated -
	See Note 16)
Assets

Current Assets
Cash	112,995	42,787
Accounts receivable	7,584	-
Inventory (Note 3)	217,770	-
Prepaid expenses and deposits	98,795	-

Total Current Assets	437,144	42,787

Patent Protection Costs (Note 4)	-	11,378

Advance Royalty Deposits (Note 4)	-	220,000

Property and Equipment (Note 5)	18,170	8,246

Website Development Costs (Note 6)	6,511	-

Deferred Financing Fees (Note 7)	130,838	-

Total Assets	592,663	282,411

Liabilities and Stockholders’ Deficit

Current Liabilities

Accounts payable	524,942	610,331
Accrued liabilities	78,841	99,490
Convertible notes, less unamortized discount of $573,978 (Note 7)	135,522	-
Due to related parties (Note 8)	1,094,835	859,612
Other advances (Note 9)	211,395	220,866

Total Current Liabilities	2,045,535	1,790,299

Commitments (Note 13)
Subsequent Events (Note 15)

Stockholders’ Deficit

Common Stock (Note 10) – 100,000,000 shares authorized at $0.001 par value; 35,794,872 and 22,455,672 issued and outstanding, respectively	35,795	22,456

Additional Common Stock Subscribed	-	70,000

Additional Paid-in Capital	6,897,286	2,972,212

Deferred Compensation (Note 10)	(1,319,725)	(496,031)

Accumulated Other Comprehensive Loss	(87,944)	(47,661)

Deficit Accumulated During the Development Stage	(6,978,284)	(4,028,864)

Total Stockholders’ Deficit	(1,452,872)	(1,507,888)

Total Liabilities and Stockholders’ Deficit	592,663	282,411

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

F-2

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(expressed in U.S. Dollars)

	Accumulated
	from
	March 25, 1999
	(Date of Inception)	Year Ended
	to May 31,	May 31,
	2005 $	2005 $	2004 $
	(Restated -	(Restated -
	See Note 16)	See Note 16)

Sales	22,430	13,021	9,409

Cost of Sales	12,481	6,277	6,204

Gross Profit	9,949	6,744	3,205

Operating Expenses

Depreciation	18,466	10,982	6,098
Impairment loss on assets	310,898	231,378	79,520
Research and development (1)	976,253	269,432	155,690
Selling, general and administrative (1)	5,526,791	2,324,389	2,060,240

Total Operating Expenses	6,832,408	2,836,181	2,301,548

Net Loss from Operations	(6,822,459)	(2,829,437)	(2,298,343)

Debt Issue Costs	(23,712)	(23,712)	-
Interest Expense	(163,258)	(127,416)	(8,440)
Gain on Settlement of Debt	13,317	13,317	-
Other Income	17,828	17,828	-

Net Loss for the Period	(6,978,284)	(2,949,420)	(2,306,783)

Other Comprehensive Income (Loss)
Foreign currency translation gain (loss)	(87,944)	(40,283)	21,235

Comprehensive Loss	(7,066,228)	(2,989,703)	(2,285,548)

Basic and Diluted Net Loss Per Share		(0.11)	(0.11)

Weighted Average Common Shares Outstanding		27,477,000	20,156,000

(1) Stock-based compensation is included in the following:

Selling, general and administrative	2,576,998	1,353,986	1,053,670
Research and development	56,000	56,000	-

	2,632,998	1,409,986	1,053,670

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

F-3

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(expressed in U.S. Dollars)	Accumulated from
	March 25, 1999
	(Date of Inception)	Year Ended May 31,
	to May 31,
	2005 $	2005 $	2004 $
		(Restated – see Note 16)
Operating Activities
Net loss for the period	(6,978,284)	(2,949,420)	(2,306,783)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of deferred compensation and other stock-based compensation	2,632,998	1,409,986	1,053,670
Depreciation	18,466	10,982	6,098
Gain on settlement of debt	(13,317)	(13,317)	-
Impairment loss on assets	310,898	231,378	79,520
Non-cash interest and debt issue costs	109,734	109,734	-
Recapitalization costs	(115,730)	-	-
Changes in operating assets and liabilities
Accounts receivable	(7,584)	(7,584)	-
Inventory	(97,770)	(97,770)	-
Prepaid expenses and deposits	(98,795)	(98,795)	-
Accounts payable and accrued liabilities	1,039,983	210,212	248,657
Net Cash Used In Operating Activities	(3,199,401)	(1,194,594)	(918,838)
Investing Activities
Website development costs	(7,798)	(7,798)	-
Patent protection costs	(11,378)	-	(1,378)
Purchase of property and equipment	(33,755)	(19,619)	-
Advance royalty deposits	(220,000)	-	(25,000)
Net Cash Used In Investing Activities	(272,931)	(27,417)	(26,378)
Financing Activities
Advances from (repayment to) others	211,395	(9,471)	80,920
Advances from related parties	1,933,947	546,430	561,832
Repayments to related parties	(562,658)	(230,407)	(261,494)
Proceeds from convertible notes	960,000	660,000	-
Debt issue costs	(105,050)	(105,050)	-
Proceeds from issuance of common stock	1,235,637	471,000	581,220
Net Cash Provided by Financing Activities	3,673,271	1,332,502	962,478
Effect of Exchange Rate Changes on Cash	(87,944)	(40,283)	21,235
Change in Cash	112,995	70,208	38,497
Cash – Beginning of Period	-	42,787	4,290
Cash – End of Period	112,995	112,995	42,787
Non-cash Investing and Financing Activities
Advance royalty deposits payable	25,000	-	25,000
Shares issued to settle debt	507,442	302,932	204,510
Shares issued for convertible debenture conversions	300,000	-	-
Shares issued to purchase inventory	120,000	120,000	-
Promissory notes issued to acquire assets	73,346	-	73,346
Shares issued for consulting fees and services	2,795,804	2,014,304	781,500
Shares issued to settle related party debt	349,800	80,800	269,000

Supplemental Disclosures
Interest paid	-	-	-
Income taxes paid	-	-	-

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

F-4

AVVAA World Health Care Products, Inc. (A Development Stage Company) Consolidated Statement of Stockholders’ Deficit (expressed in U.S. Dollars) (Restated – see Note 16)
	Common Stock		Additional Common Stock	Additional Paid-in	Deferred	Accumulated Other Comprehensive	Accumulated
	Shares #	Amount $	Subscribed $	Capital $	Compensation $	Loss $	Deficit $	Total $

Balance – March 25, 1999 (Date of Inception)	1	–	–	–	–	–	–	–
Stock issued for cash pursuant to a private placement	10,125,000	10,125	–	(1,500)	–	–	–	8,625
Net loss for the period	–	–	–	–	–	–	–	–

Balance – May 31, 1999	10,125,001	10,125	–	(1,500)	–	–	–	8,625
Net loss for the year	–	–	–	–	–	–	(131,611)	(131,611)

Balance – May 31, 2000	10,125,001	10,125	–	(1,500)	–	–	(131,611)	(122,986)
Net loss for the year	–	–	–	–	–	–	(261,767)	(261,767)

Balance – May 31, 2001	10,125,001	10,125	–	(1,500)	–	–	(393,378)	(384,753)
Stock issued for cash pursuant to a private placement	1,537,500	1,538	–	(257)	–	–	–	1,281
Stock issued pursuant to conversion of convertible debentures	450,000	450	–	299,550	–	–	–	300,000
Net loss for the year	–	–	–	–	–	–	(509,095)	(509,095)

Balance – May 31, 2002	12,112,501	12,113	–	297,793	–	–	(902,473)	(592,567)
Re-capitalization transactions – June 28, 2002: Shares of AVVAA World Health Care Products, Inc. (formerly Sierra Gigante Resources Inc.)	2,709,200	2,709	–	(99,300)	(19,118)	–	–	(115,709)
Shares issued for services to be rendered	2,590,000	2,590	–	755,510	(758,100)	–	–	–
Amortization of deferred compensation	–	–	–	–	169,342	–	–	169,342
Common stock to be issued	–	–	181,198	–	–	–	–	181,198
Foreign currency translation adjustment	–	–	–	–	–	(68,896)	–	(68,896)
Net loss for the year	–	–	–	–	–	–	(819,608)	(819,608)

Balance at May 31, 2003	17,411,701	17,412	181,198	954,003	(607,876)	(68,896)	(1,722,081)	(1,246,240)
Shares issued for cash	2,776,131	2,776	(173,698)	682,142	–	–	–	511,220
Shares issued to settle debt	637,840	638	(7,500)	211,372	–	–	–	204,510
Shares issued to settle related party debt	390,000	390	–	268,610	–	–	–	269,000
Shares issued for services	1,450,000	1,450	–	780,050	(781,500)	–	–	–
Amortization of deferred compensation	–	–	–	–	893,345	–	–	893,345
Value of stock options granted		–	–	75,825	–	–	–	75,825
Share subscriptions received	–	–	70,000	–	–	–	–	70,000
Shares cancelled	(210,000)	(210)	–	210	–	–	–	–
Foreign currency translation adjustment	–	–	–	–	–	21,235	–	21,235
Net loss for the year	–	–	–	–	–	–	(2,306,783)	(2,306,783)

Balance at May 31, 2004	22,455,672	22,456	70,000	2,972,212	(496,031)	(47,661)	(4,028,864)	(1,507,888)
Shares issued for cash, subscriptions and consulting services	2,200,000	2,200	(70,000)	547,800	–	–	–	480,000
Shares issued to purchase inventory	500,000	500	–	119,500	–	–	–	120,000
Shares issued to settle debt	1,213,500	1,213	–	301,719	–	–	–	302,932
Share issued to settle related party debt	505,000	505	–	80,295	–	–	–	80,800
Shares issued for services to be rendered	8,920,700	8,921	–	2,005,383	(2,014,304)	–	–	–
Amortization of deferred compensation	–	–	–	–	1,190,610	–	–	1,190,610
Value of stock options granted	–	–	–	210,377	–	–	–	210,377
Value of beneficial conversion feature related to the convertible notes	–	–	–	213,941	–	–	–	213,941
Value of warrants issued	–	–	–	446,059	–	–	–	446,059
Foreign currency translation adjustment	–	–	–	–	–	(40,283)	–	(40,283)
Net loss for the year	–	–	–	–	–	–	(2,949,420)	(2,949,420)

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

F-5

Balance at May 31, 2005	35,794,872	35,795	–	6,897,286	(1,319,725)	(87,944)	(6,978,284)	(1,452,872)

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

F-6

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

1.	Nature of Operations and Continuance of Business

AVVAA World Health Care Products, Inc. (the “Company”) was incorporated on June 3, 1998 in the State of Nevada.

On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind 8Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company’s issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. The consolidated financial statements include the accounts of the Company since the reverse merger and the historical accounts of MYOSP since the date of its inception, March 25, 1999.

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2005, the Company has not recognized significant revenue, has a working capital deficit of $1,608,391 and has accumulated operating losses of $6,978,284 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, generating significant revenue and achieving profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	Summary of Significant Accounting Principles
(a)	Basis of Accounting

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in United States dollars.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc., AVVAAA World Health Care Products (Canada) Ltd., and 648311 B.C. Ltd. All inter-company accounts and transactions have been eliminated.

(c)	Year End

The Company’s fiscal year end is May 31.

2.	Summary of Significant Accounting Principles (continued)

F-7

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

(d)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(f)	Inventory

Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions.

(g)	Property and Equipment

Property and equipment is recorded at cost. Depreciation of computer equipment and moulds is computed on a straight-line basis using an estimated useful life of three years.

(h)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

Costs associated with the website consist primarily of software purchased from a third party. The Company is capitalizing costs of computer software obtained for internal use in web design and network operations. These capitalized costs are being amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

(i)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

F-8

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

2.	Summary of Significant Accounting Principles (continued)
(j)	Foreign Currency Translation

The functional currency of the Company’s Canadian subsidiaries is the Canadian dollar. The financial statements of these subsidiaries are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and weighted average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Foreign currency transaction gains and losses are included in current operations.

(k)	Deferred Financing Costs

In accordance with the Accounting Principles Board Opinion 21 “Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity.

(l)	Revenue Recognition

Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin No. 104; “Revenue Recognition in Financial Statements”. Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

In accordance with Emerging Issues Task Force (“EITF”) No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

(m)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company’s accumulated other comprehensive loss consists of the accumulated foreign currency translation adjustments.

(n)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

F-9

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

2.	Summary of Significant Accounting Principles (continued)
(o)	Financial Instruments

The fair values of cash, accounts receivable, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

(p)	Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

(q)	Stock-based Compensation

The Company accounts for stock-based awards using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company’s employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on a straight-line basis over the vesting period of the individual options.

Stock-based awards for non-employees are accounted for under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123), which establishes a fair value based method of accounting for stock-based awards and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

During the year, the Company recognized stock-based compensation of $1,409,986 (2004 - $1,053,670) in accordance with SFAS 123. Of this amount, $210,377 was recognized as the fair value of stock options granted to non-employees (2004 - $75,825) while the remaining amount of $1,199,609 (2004 - $977,845) represented the fair value of shares issued for consulting services rendered by employees and non-employees.

The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure an Amendment of FASB Statement No. 123”, to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

F-10

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

2.	Summary of Significant Accounting Principles (continued)
	(q)	Stock-based Compensation (continued)

The fair value of the options granted during the year (no options were granted in the comparable period) was measured at the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended May 31, 2005 $	Year Ended May 31, 2004 $

Expected dividend yield	0%	0%
Risk-free interest rate	3.90%	3.85%
Expected volatility	114%	123%
Expected option life (in years)	5	1

Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $731,908 for the year ended May 31, 2005. The stock options granted to employees vested immediately upon grant.

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

	Year Ended May 31,
	2005 $	2004 $

Net loss – as reported	(2,949,420)	(2,306,783)
Add: Stock-based compensation expense included in net loss – as reported	257,562	-
Deduct: Stock-based compensation expense determined under fair value method	(989,470)	-

Net loss – pro forma	(3,681,328)	(2,306,783)

Net loss per share (basic and diluted) – as reported	(0.11)	(0.11)
Net loss per share (basic and diluted) – pro forma	(0.13)	(0.11)

F-11

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

2.	Summary of Significant Accounting Principles (continued)
(r)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (Revised 2004) (“SFAS No. 123R”), “Share-Based Payment.” SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The Company is currently evaluating the impact on the Company’s results of operations and financial position.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company’s results of operations or financial position.

F-12

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

2.	Summary of Significant Accounting Principles (continued)
(r)	Recent Accounting Pronouncements (continued)

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – An Amendment of ARB No. 43, Chapter 4”. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...”. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this standard is issued. The provisions of SFAS No. 151 must be applied prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

The FASB has also issued SFAS No. 152, but it will not have any relationship to the operations of the Company. Therefore, a description and its impact on the Company’s operations and financial position have not been disclosed.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

(s)	Reclassifications

Certain reclassifications have been made to the prior year’s financial statements to conform to the current period’s presentation.

3.	Inventory
	May 31, 2005	May 31, 2004
	Net Carrying Value	Net Carrying Value
	$	$

Raw materials	57,893	-
Finished goods	159,877	-

	217,770	-

F-13

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

4.	Advance Royalty Deposits and Related License Agreements

Pursuant to two separate license agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration (“FDA”) as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

The original registrant for the various approvals was the inventor and licensor. During fiscal 2004, the various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

Terms of the license agreements call for total advance royalty payments of $220,000, which have been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights. During the year the Company recorded an impairment loss of $220,000 due to the uncertainty about expected future cash flows from the sales of products.

A total amount of $11,378 has been paid to protect certain Canadian patent rights for the Neuroskin product. During the year the Company recorded an impairment loss of $11,378 due to the uncertainty about expected future cash flows from the sales of products.

5.	Property and Equipment
			May 31, 2005	May 31, 2004
	Cost	Accumulated Depreciation	Net Carrying Value	Net Carrying Value
	$	$	$	$

Computer equipment	17,168	4,957	12,211	-
Moulds	14,136	10,602	3,534	8,246
Office equipment	2,425	-	2,425	-

	33,729	15,559	18,170	8,246

6.	Website Development Costs
			May 31, 2005	May 31, 2004
	Cost	Accumulated Depreciation	Net Carrying Value	Net Carrying Value
	$	$	$	$

Website development costs	7,798	1,287	6,511	-

F-14

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

7.	Convertible Notes

On April 5, 2005, the Company completed financing agreements totalling $1,100,000. Under the agreements the Company will issue up to $1,100,000 in convertible notes. The convertible notes bear interest at 8% and are due on April 5, 2006. Any accrued interest is payable upon each conversion and on the due date. The notes are convertible into common shares of the Company over a twelve-month period. The conversion price is based on 80% of the average of the three lowest closing prices of the Company’s stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price.

The notes are secured by a grant of a general security interest in all of the Company’s assets both tangible and intangible.

The Company is to issue four series of share purchase warrants assuming the complete conversion of the notes issued on April 5, 2005 at a conversion price determined by dividing the convertible notes by the lesser of $0.16 or 80% of the volume weighted average price of the common stock for the thirty trading days preceding April 5, 2005 as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price.

The Company has received $660,000 under the terms of the convertible notes and is to receive the balance of $440,000 once the Company has filed an SB-2 Registration Statement (“SB-2”) with the SEC that is declared effective. If the SB-2 is not declared effective within ninety days after April 5, 2005, the Company must pay a penalty of 2% for each thirty-day period of the convertible notes remaining unconverted and the purchase price of any shares issued upon the conversion of the notes.

On April 5, 2005, the Company issued 4,125,000 Class A warrants, 3,093,750 Class B warrants, 3,093,750 Class C warrants, and 2,062,500 Class B warrants pertaining to the $660,000 in convertible notes issued. The remaining warrants will be issued upon the receipt of the additional financing of $440,000 as described above.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the intrinsic value of the beneficial conversion feature of $213,941 as additional paid-in capital. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $446,059 as additional paid-in capital. The fair value of the warrants issued were determined by using the Black-Scholes option pricing model assuming an expected life of five years, a risk free interest rate of 4.07%, an expected volatility of 111%, and an expected dividend yield of 0%. The Company will record further interest expense over the term of the convertible notes of $446,059 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be increased to the face value of $660,000 at maturity. To May 31, 2005, accrued interest of $8,100 has been included in accrued liabilities, and interest expense of $101,260 has been accreted increasing the carrying value of the convertible notes by this amount.

F-15

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

7.	Convertible Notes (continued)

There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is also committed to paying a due diligence fee of 9% of the total convertible notes issued (50% or $49,500 of which was paid in cash and the other 50% was paid in the form of $49,500 in convertible notes with the same terms as above) and the legal fees of the lenders relating to these agreements totalling $15,000 (paid). For the $49,500 in convertible notes, the Company recognized the intrinsic value of the beneficial conversion feature of $18,000 as additional paid-in capital and interest expense of $2,762 has been accreted increasing the carrying value of the convertible note by this amount.

The Company incurred debt issue costs of $154,550 relating to these convertible notes. During the year ended May 31, 2005 $23,712 of the deferred financing fees have been charged to debt issue costs and the balance of $130,838 will be expensed over the remaining term of the convertible debt.

8.	Related Party Balances and Transactions
	May 31, 2005 $	May 31, 2004 $

(a) Balances

(i) Shield-Tech Products Inc.	445,588	410,227
(ii) Directors and/or officers	599,719	396,453
(iii) Due to former officer	49,528	52,932

	1,094,835	859,612
(i)

Shield-Tech Products Inc., a company under common control, conducted research and incurred development expenditures on the Company’s behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

(ii)	The advances from directors and/or officers are unsecured, non-interest bearing, and due on demand.
(iii)

On January 2, 2004, the Company completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”), a company based in British Columbia, Canada and owned by a former officer of the Company. In return, the Company issued two promissory notes totalling CAD$100,000 to the owner of Mystic. Both promissory notes are non-interest bearing and unsecured. The Company and Mystic decided to terminate the agreement but have not yet settled the terms. As at May 31, 2004, the Company wrote off all the assets it acquired from Mystic totalling $79,520.

(b)	Transactions

Six directors/officers were paid/accrued $599,719 for the year ended May 31, 2005 (2004 - $640,000) for consulting services rendered.

F-16

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

9.	Other Advances
(a)

The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advances are currently payable, is unsecured and accrues interest at prime plus 1% per annum. Interest of $7,980 was accrued and charged to operations for the year ended May 31, 2005, (2004 - $6,107). As of May 31, 2005, $40,033 of interest has been accrued on these advances and is included in other advances.

(b)

On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the “Band”). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band’s land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. In fiscal 2004 the Company received CAD$102,000 from the Band to assist the Company in developing a business and start-up plan for the Joint Venture. The advance was non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. The Company and the Band have decided not to proceed with the Joint Venture and the Company will repay the promissory note to the Band. During the year ended May 31, 2005 the Company repaid CAD$30,000 of the Band’s advances, leaving a balance owing at May 31, 2005 of $57,362 (CAD$72,000). On July 27, 2004, the Band demanded repayment and interest at the rate of 12% per annum began accruing on the outstanding balance on August 10, 2004.

10.	Common Stock
(a)	Authorized Shares

On May 1, 2004, the Board and the stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, with no change in par value.

(b)	Private Placements
(i)

On December 15, 2004, the Company issued 2,200,000 units at $0.25 per unit for proceeds of the $541,000 ($70,000 was received as at May 31, 2004) and for $9,000 for consulting services rendered. Each unit consists that of one common share of the company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45 per share.

(ii)

In fiscal 2004, the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 per share during the first twelve months and $0.40 per share for the remaining twelve months.

(c)	Non-cash Consideration

Shares issued for non-cash consideration were valued (1) based on the fair value of the services and/or goods provided when these amounts were more readily determinable than the value of the shares at the date of issue; and (2) based on the fair market value of the shares at the date of issue when their value was more readily determinable than the value of the services provided.

F-17

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

10.	Common Stock (continued)
(c)	Non-cash Consideration (continued)

On June 1, 2003, the Company issued 100,000 shares of common stock to two employees. These shares were issued at an aggregate fair value of $40,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $20,000 that was charged to operations during the year.

On August 1, 2003, the Company issued 250,000 shares of common stock to an officer. These shares were issued at an aggregate fair value of $120,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $50,000 for the period ended May 31, 2004 and recorded deferred compensation of $70,000 that was charged to operations during the year.

On January 2, 2004 the Company issued 200,000 shares to an officer. These shares were issued at a fair value of $96,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $76,000 that was charged to operations during the year.

On February 15, 2004 the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $129,000 for services to be rendered over a three-month period, which was charged to operations in fiscal 2004.

On March 9, 2004, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $219,000 for services rendered which was charged to operations in fiscal 2004.

On March 10, 2004, the Company issued 100,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $70,500 for services to be rendered over a one-year period. The Company charged to operations compensation expense of $17,500 for the period ended May 31, 2004 and recorded deferred compensation of $52,500 that was charged to operations during the year.

On March 18, 2004, the Company issued 50,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $35,500 for services rendered which was charged to operations in fiscal 2004.

On May 7, 2004, the Company entered into an agreement to issue 300,000 shares of common stock for consulting services. These shares were issued on June 10, 2004 at an aggregate fair value of $87,000 for services to be rendered over a three month period. The Company charged $14,500 to operations during the period ended May 31, 2004 which was included in accrued liabilities as at May 31, 2004. $72,500 was recorded as compensation expense during the year.

On May 14, 2004, the Company entered into an agreement to issue 250,000 shares of common stock for consulting services. These shares were issued on June 29, 2004 at an aggregate fair value of $70,000 for services rendered which was charged to operations in fiscal 2004 and included in accrued liabilities as at May 31, 2004.

On June 10, 2004 the Company issued 76,000 shares of common stock to settle debt of $22,040.

On June 30, 2004, the Company issued 80,000 shares of common stock having an aggregate fair value of $24,800 for consulting services rendered. Of this amount, $17,293 was used to settle debt and the remaining $7,507 was charged to operations during the year ended May 31, 2005.

F-18

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

10.	Common Stock (continued)
(c)	Non-cash Consideration (continued)

On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $184,000 for consulting services to be rendered over a two-year period. During the year ended May 31, 2005, the Company charged to operations compensation expense of $80,658 and recorded deferred compensation expense of $103,342 that will be charged to operations over the remainder of the term.

On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $117,500 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On September 23, 2004, the Company issued 30,000 shares of common stock having an aggregate fair value of $8,700 to settle debt.

On October 8, 2004, the Company issued 500,000 shares of common stock having an aggregate fair value of $120,000 for inventory purchased.

On October 22, 2004, the Company issued 300,000 shares of common stock for consulting services. The shares were recorded at an aggregate fair value of $93,000 for services to be rendered over a three-month period. The amount was charged to operations during the year ended May 31, 2005.

On November 18, 2004, the Company issued 200,000 shares at an aggregate fair value of $56,000 for research and development consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On November 18, 2004, the Company issued 30,000 common shares at an aggregate fair value of $8,400 for the payment of travel expenses.

On November 24, 2004, the Company issued 120,700 common shares at an aggregate fair value of $33,796 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On December 1, 2004, the Company issued 20,000 shares of common stock having an aggregate fair value of $5,600 for consulting services rendered. Of this amount, $3,412 was used to settle debt and the remaining $2,188 has been recorded as a loss on debt settlement.

On December 16, 2004, the Company issued 950,000 common shares for consulting services to be rendered over a four-year period. The shares were recorded at an aggregate fair market value of $218,500. For the year ended May 31, 2005, the Company charged to operations compensation expense of $24,843 and recorded deferred compensation of $193,657 that will be charged to operations over the remainder of the term.

On December 20, 2004, the Company issued 800,000 common shares having an aggregate fair value of $200,000 for consulting services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $77,753 and recorded deferred compensation of $122,247 that will be charged to operations over the remainder of the term.

On January 10, 2005, the Company issued 600,000 common shares at an aggregate fair value of $150,000 for consulting services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $57,945 and recorded deferred compensation of $92,055 that will be charged to operations over the remainder of the term.

F-19

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

10.	Common Stock (continued)
(c)	Non-cash Consideration (continued)

On January 20, 2005, the Company issued 100,000 shares at an aggregate fair value of $23,000 for consulting services rendered. The amount was charged to operations during the year ended May 31, 2005.

On January 20, 2005, the Company issued 1,900,000 common shares to be recorded at an aggregate fair value of $437,000 to a consultant for services to be rendered over a five year period. During the year ended May 31, 2005 the Company charged to operations compensation expense of $31,368 and recorded deferred compensation of $405,632 that will be charged to operations over the remainder of the term.

On February 3, 2005 the Company issued 372,500 common shares for the settlement of debt in the amount of $74,668. The aggregate fair market value of $59,600 has been applied to reduce the outstanding debt and the remaining balance $15,068 recorded as a gain on debt settlement.

On February 8, 2005, the Company issued 100,000 common shares to three employees at an aggregate fair market value $15,000 for services to be rendered. For the year ended May 31, 2005, the Company charged to operations compensation expense $9,231 and recorded deferred compensation of $5,769 that will be charged to operations over the remainder of the term.

On March 1, 2005, the Company issued 2,500,000 shares at an aggregate fair market value of $375,000 to a consultant for services to be rendered over a twelve-month period. During the year ended May 31, 2005 the Company charged to operations compensation expense of $94,521 and recorded deferred compensation of $280,479 that will be charged to operations over the remainder of the term.

On March 1, 2005 the Company issued 100,000 common shares to be recorded at an aggregate fair value of $16,000 to settle total debt of $15,000. The remaining $1,000 has been recorded as a loss on debt settlement.

On March 3, 2005, the Company issued 1,010,000 common shares to be recorded at an aggregate fair value of $161,600 to officers, directors, employees and a consultant to be applied against debt outstanding. Debts totaling $166,762 were settled for $161,600 resulting in a gain of $5,162.

On March 15, 2005, the Company issued 150,000 common shares to be recorded at an aggregate fair value of $34,500 legal services to be rendered. During the year ended May 31, 2005, the Company charged to operations compensation expense of $2,456 and recorded deferred compensation of $32,044 that will be charged to operations when the services have been performed.

(d)	Stock Purchase Agreement

On July 23, 2004, the Company entered into a Stock Purchase Agreement with Seaside Investments PLC (“Seaside”), a private London investment company, for the purchase by Seaside of $1,177,970 of the Company’s common shares at $0.46 per share, in exchange for shares of Seaside. At that time, Seaside entered into a “lock-up” agreement with the Company pursuant to which it has agreed not to trade the Company’s shares or a period of one year from the closing date.

F-20

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

10.	Common Stock (continued)
(d)	Stock Purchase Agreement (continued)

The Company agreed to file a registration statement with the SEC allowing the public resale of the common shares by Seaside, commencing at the expiration of the “lock-up” period. Seaside was to issue its shares to the Company equivalent to $1,177,970 as full payment for the Company’s shares. Thirty percent of Seaside’s shares were to be held in escrow for one year following their issuance and in the event the per share market price of the Company’s common stock at such time was less than the per share value of the Company’s stock at the time of the closing, Seaside was to be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow were to be released to the Company at such time.

The closing of this transaction is subject to certain contingencies, including the listing of Seaside shares on the London Stock Exchange on or before September 30, 2004 (extended to March 31, 2005).

The Company has delivered 2,677,500 shares to its legal counsel to be held in escrow pending closing of this transaction at which time these shares will be recorded as issued common shares. As the transaction has not closed to date the Company intends to terminate this agreement and request the return of the 2,677,500 shares.

11.	Stock Options

On December 2, 2002, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 1,450,000 shares of common stock pursuant to the Company’s 2002 Benefit Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company’s Board of Directors.

On June 25, 2004, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 3,000,000 shares of common stock pursuant to the Company’s 2004 Stock Option Plan. The determination of those eligible to received options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company’s Board of Directors. The option price is set at a minimum of 100% of the fair market value of the common stock at the date of issue, except in the case of a 10% stockholder, where the option price is set at a minimum of 110% of the fair market value. The term of the options, once granted, is not to exceed five years.

On March 7, 2005, the Board of Directors approved the 2005 Stock Option Plan for a maximum of 2,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at the fair market value of the common stock at the date of issue. The term of the options, once granted, is not to exceed five years.

During the year, the Company granted a total of 4,500,000 stock options to employees and non-employees pursuant to the above at a weighted average grant date fair value of $0.21 per option. The Company charged stock-based compensation expense of $210,377 to operations for non-employees in accordance with SFAS 123 during the year.

F-21

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

11.	Stock Options (continued)

A summary of the changes in the Company’s stock options is presented below:

	May 31, 2005		May 31, 2004
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
		$		$

Balance, beginning of year	225,000	0.87	-	-
Granted	4,500,000	0.25	225,000	0.87
Exercised	-	-	-	-
Forfeited/Expired	(425,000)	0.59	-	-

Balance, end of year	4,300,000	0.25	225,000	0.87

Additional information regarding stock options outstanding as at May 31, 2005 is as follows:

	Outstanding			Exercisable
Exercise prices $	Number of shares	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number of shares	Weighted average exercise price $

0.15	1,400,000	1.48	0.05	1,400,000	0.05
0.28	1,600,000	1.45	0.10	1,600,000	0.10
0.31	1,000,000	0.90	0.07	1,000,000	0.07
0.38	200,000	0.10	0.02	200,000	0.02
0.42	100,000	0.09	0.01	100,000	0.01

	4,300,000	4.02	0.25	4,300,000	0.25

12.	Stock Purchase Warrants
A summary of the changes in the Company stock purchase warrants is presented below:
	May 31, 2005		May 31, 2004
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
		$		$

Balance, beginning of year	3,230,471	0.40	-	-
Granted	14,775,000	0.30	3,230,471	0.40
Exercised	-	-	-	-
Forfeited/Expired	-	-	-	-

Balance, end of year	18,005,471	0.25	3,230,471	0.40

F-22

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

12.	Stock Purchase Warrants (continued)

As at May 31, 2005, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

3,230,471	0.40	August 19, 2005 (expired subsequently)
2,200,000	0.45	December 15, 2005
200,000	0.38	July 29, 2007
4,125,000	0.20	April 10, 2010
3,093,750	0.25	April 10, 2010
3,093,750	0.30	April 10, 2010
2,062,500	0.45	April 10, 2010

18,005,471

13.	Commitments
(a)

In November 2004, the Company entered into a consulting agreement for marketing and public relations services for $2,500 a month commencing in December 2004. In addition, the Company is to issue 244,000 restricted common shares for each three months of service. The consultant has not performed the agreed services and the Company has not made any payments or issued any common shares to the consultant.

(b)

On December 20, 2004 the Company entered into a consulting agreement and agreed to pay a 5% commission on sales to customers introduced by the consultant. In addition, the Company will issue 200,000 common shares for each new product marketed by the consultant. The new products are not to exceed one for every two months.

(c)

On January 10, 2005, the Company entered into a consulting agreement and agreed to pay a 2% sales commission on sales to customers introduced by the consultant. In addition, the Company will issue 150,000 common shares for each new product marketed by the consultant. The Company will also to pay a 5% commission on sales generated by the new products in year one dropping by 1% per year to a commission of 1% in year five. The consultant can also earn a 7.5% finder’s fee on any financing raised for the Company.

(d)

On January 20, 2005, the Company entered into a five-year agreement with a company for marketing and distribution services. The Company is to issue 1,900,000 common shares for the first year. The Company will pay a retainer fee of $10,000 plus $10,000 per month. The marketing company will earn a 15% commission on sales generated in its distribution channels. The Company will issue 400,000 common shares for each new product marketed by the marketing company. The Company issued 1,900,000 common shares at a fair market value of $437,000. During the year, the Company charged to operations compensation expense of $31,368 and recorded deferred compensation of $405,632 that will be charged to operations over the remainder of the term.

(e)

On February 8, 2005, the Company approved the issuance of stock options to a consultant to purchase 100,000 common shares of the Company at $0.20 per share once the first sale to a customer introduced to the Company by the consultant has been completed. The options will expire five years from the date of issue. In addition, the consultant will receive a commission of 2% on sales introduced to the Company.

F-23

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

14.	Income Taxes

The tax effects of the significant temporary differences, which would comprise tax assets at May 31, 2005 and 2004, are as follows:

	2005	2004
	$	$

Deferred tax asset:

Operating loss carryforward	2,052,000	1,528,000

Valuation allowance	(2,052,000)	(1,528,000)

Net deferred tax asset	-	-

In assessing the realiability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

The Company has approximately $1,040,000 of net operating loss carry forwards available for US income tax purposes to reduce taxable income of future years. These net operating loss carry forwards expire in years ranging from 2019 to 2024. In addition, the Company has approximately CAD$3,842,000 of non-capital losses available for Canadian income tax purposes to reduce taxable income of future years.

15.	Subsequent Events
(a)

On August 1, 2005 the financing agreements were amended and the Company was advanced $140,000. The terms and conditions of the original agreement are unchanged except that the maximum conversion price for the convertible notes was reduced from $0.20 to $0.16 per share and there is no minimum conversion price. Also the penalty for the delay in the Company’s SB-2 filing with the SEC becoming effective within 90 days of April 5, 2005 has been increased to 5% for each 30 day period. The Company is committed to paying the lenders’ legal fees with respect to the amendment of $3,000.

(b)

On August 30, 2005 the Company completed the purchase of land and building in Lumby, British Columbia, Canada, which will become the Company’s head office for CAD$325,000. The Company paid brokerage, loan and acceptance fees totalling CAD$36,125. The Company financed the purchase with mortgages totalling CAD$350,000. A first mortgage of CAD$211,250 bearing interest at 9.95% with a term of one year and a second mortgage of CAD$138,750 for a one year term bearing interest of 15% per annum. The President of the Company and his spouse provided additional security for both mortgages.

F-24

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(expressed in U.S. dollars)

May 31, 2005 and 2004

16.	Restatement

The Company has restated its consolidated financial statements for the year ended May 31, 2005. The Company is restating the consolidated financial statements to reflect change in the accretion of the intrinsic value related to the beneficial conversion feature of the convertible notes. The carrying value of the convertible notes decreased by $196,355 and interest expense decreased by $196,355.

	May 31, 2005 As Reported $	Adjustment $	May 31, 2005 As Restated $

Balance Sheet
Convertible notes	331,877	(196,355)	135,522
Deficit accumulated during the development stage	(7,174,639)	196,355	(6,978,284)

	Year Ended May 31, 2005 As Reported $	Adjustment $	Year Ended May 31, 2005 As Restated $

Statement of Operations
Interest Expense	(323,771)	196,355	(127,416)

Net loss for the year	(3,145,775)	196,355	(2,949,420)

There was no change to the basic and diluted net loss per share resulting from the restatement. In addition to the restatements noted above, certain other revisions to the financial statement note disclosures were made to improve the overall presentation of the Company’s financial statements.

F-25

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

200,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

40,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF WARRANTS

41,510,271 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES AND

OF LIQUIDATED DAMAGES PURSUANT TO PROMISSORY NOTES

10,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH A CONSULTING AGREEMENT

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$1,400
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees$	$25,000

Total (1)	$101,400

(1) Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

On March 30, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. The initial funding of $700,000 (we received net proceeds of $514,530) was completed on March 27, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $77,000; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $189,000; and New Millennium Capital Partners II, LLC invested $7,000. The second funding of $600,000 (we received net proceeds of $588,400) was completed on May 23, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $66,000; AJW Offshore, Ltd. Invested $366,000; AJW Qualified Partners, LLC invested $162,000; and New Millennium Capital Partners II, LLC invested $6,000. The callable secured convertible notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

Based on the March 30, 2006 financing, we have issued the following warrants, exercisable at $.16 per share: AJW Partners, LLC - 2,860,000 warrants; AJW Offshore, Ltd. - 15,800,000 warrants; AJW Qualified Partners, LLC - 7,020,000 warrants; and New Millennium Capital Partners II, LLC - 260,000 warrants. Each Warrant entitles the holder to one share of our common stock and is exercisable for seven years from March 27, 2006.

On May 23, 2006, we also issued warrants exercisable at $0.16 per share expiring in seven years: AJW Partners, LLC - 1,100,000 warrants; AJW Offshore, Ltd. - 6,100,000 warrants; AJW Qualified Partners, LLC - 2,700,000 warrants; and New Millennium Capital Partners II, LLC - 100,000 warrants.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

E-Lionheart Associates, LLC/ DBA Fairhills Capital acted as the placement agents in the March 2006 funding transaction in which we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. In consideration for their services, we will issue to them warrants worth $200,000 representing the right to acquire up to 4,000,000 shares of our common stock at an exercise price of $0.16 per share. These warrants will have an expiry of seven years.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. E-Lionheart Associates, LLC were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, E-Lionheart Associates, LLC had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 5, 2005, we completed financing agreements by signing subscription agreements for $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000 for which we issued convertible notes. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. Under the subscription agreement, we will receive the remaining $440,000 upon the effectiveness of our registration statement, and at that time, we will issue a series of convertible promissory notes for that amount. The notes are convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. On August 2, 2005, the financing agreements were amended, and the Company was advanced $140,000 for which we issued convertible notes. Pursuant to the amendment, there is no minimum conversion price, and the maximum conversion price is $0.16. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock. The Company agreed to file a post-effective amendment of the SB-2 filed with the SEC on or before February 28, 2006 to register an additional 4,081,691 shares of common stock (to be issued) assuming complete conversion pertaining to the $193,200 in liquidated damages incurred as per the terms of the financing agreements.

Based on the April 5, 2005 convertible notes issued, we issued the following warrants: Class A Warrants - 4,125,000; Class B Warrants - 3,093,750; Class – Warrants - 3,093,750; and Class D Warrants - 2,062,500.

On August 2, 2005, we issued an additional 1,129,761 Class A warrants, 847,321 Class B warrants, 847,321 Class C warrants, and 564,881 Class D warrants, pursuant to the $140,000 in convertible notes issued.

On January 17, 2006, we also issued 4,784,688 Class A warrants, 3,588,516 Class B warrants, 3,588,516 Class C Warrants, and 2,392,344 Class D warrants.

Each Class A Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.20 and is exercisable for five years from the date of issuance.

Each Class B Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.25 and is exercisable for five years from the date of issuance.

Each Class C Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.30 and is exercisable for five years from the date of issuance.

Each Class D Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 50% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date pursuant to an amendment to the warrants on March 30, 2006. The exercise price is $.45 and is exercisable for five years from the date of issuance.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Alpha Capital Aktiengesellschaft; Platinum Partners Value Arbitrage Fund LP; JM Investors, LLC; and Osher Capital Inc. were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Alpha Capital Aktiengesellschaft; Platinum Partners Value Arbitrage Fund LP; JM Investors, LLC; and Osher Capital Inc. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 20, 2005, we issued 1,000,000 shares of our restricted common stock to Crossfire Network Inc. in consideration for services rendered to us for advertising and marketing our products. The issuance was valued at $.23 per share or $230,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Crossfire Network Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crossfire Network Inc. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 3, 2005, we issued 125,000 shares of our restricted common stock to Brian Buchanan in consideration for past due consulting services rendered in the amount of $20,800. The issuance was valued at $.16 per share or $20,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 3, 2005, we issued 322,500 shares of our restricted common stock to Clearbridge Capital Corp. in consideration for payment of past due invoices of $64,500. The issuance was valued at $.16 per share or $51,600. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Clearbridge Capital Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Clearbridge Capital Corp. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 1, 2005, we issued 100,000 shares of our restricted common stock to Merle Goertz in consideration for past due amounts owed for advertising, telephone and promotions. The issuance was valued at $.16 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Goertz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Goertz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 8, 2005, we issued an aggregate of 100,000 shares of our restricted common stock to the following employees: Ruth Brennan - 50,000; Diana Byskov - 25,000 shares; and Stephanie Tambellini - 25,000 shares in consideration for services rendered to us. The issuance was valued at $.15 per share or $15,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each person was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each person had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 15, 2004, we issued an aggregate of 2,200,000 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $550,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 10, 2005, we issued 350,000 shares of our restricted common stock to David J. Larson in consideration for services rendered to us. The issuance was valued at $.25 per share or $87,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Larson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Larson had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 20, 2004, we issued 500,000 shares of our restricted common stock to Jerry A. Moore in consideration for services rendered to us for marketing and selling our products. The issuance was valued at $.25 per share or $125,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Moore was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Moore had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 18, 2004, we issued 30,000 shares of our restricted common stock to George E. Begley in consideration for consulting services rendered to us. The issuance was valued at $.28 per share or $8,400. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Begley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Begley had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 10, 2004, we issued 2,550,000 shares of our restricted common stock to Seaside Investments PLC pursuant to a stock purchase agreement, which were being held in escrow. The issuance was valued at $.46 per share or $1,173,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Seaside Investments PLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Seaside Investments PLC. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. On September 20, 2005, we cancelled the 2,550,000 shares issued to Seaside Investments PLC.

On September 10, 2004, we issued 127,500 shares of our restricted common stock to Hunter Wise Securities, LLC pursuant to an advisory agreement. The issuance was valued at $.46 per share or $58,650. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Hunter Wise Securities, LLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Hunter Wise Securities had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. On September 20, 2005, we cancelled the 127,500 shares issued to Hunter Wise Securities, LLC.

On July 28, 2004, we issued 250,000 shares of our restricted common stock to Gerd Thone pursuant to a license agreement. The issuance was valued at $.47 per share or $117,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Thone was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Thone had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 14, 2004, we issued 250,000 shares of our restricted common stock to Brian Buchanan for consulting services rendered. The issuance was valued at $.28 per share or $70,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 18, 2004, we issued 50,000 shares of our restricted common stock to Dr. Kenneth Steiner for consulting services rendered. The issuance was valued at $.71 per share or $35,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dr. Steiner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dr. Steiner had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 2, 2004, we issued 200,000 shares of our restricted common stock to Calvin MacKinnon for consulting services rendered. The issuance was valued at $.48 per share or $96,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. MacKinnon was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 1, 2003, we issued an aggregate of 100,000 shares (or 50,000 shares each) of our restricted common stock to Sharon Edwards and Calvin MacKinnon for consulting services rendered. The issuance was valued at $.40 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Messrs. Edwards and MacKinnon were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Edwards and MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 19, 2003, we issued an aggregate of 3,230,471 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $807,618. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 1, 2003, we issued 250,000 shares of our restricted common stock to Ron Reynolds for consulting services rendered. The issuance was valued at $.48 per share or $120,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Reynolds was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Reynolds had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 13, 2003, we issued an aggregate of 1,500,000 shares of our restricted common stock to the following: 250,000 each to Dr. Mark Alden, James Haney, Barbara Smith, Charles Austin, Lorie Campbell-Farley and Ron Reynolds, each for consulting services rendered. The issuance was valued at $.35 per share or $525,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each party listed above was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each party listed above had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation and Amendments (1)
3.2	By-Laws (1)
4.1	2005 Stock Option Plan (1)
4.2	2004 Stock Option Plan (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Subscription Agreement for $1,100,000 Financing (1)
10.2	Form of Convertible Note (1)
10.3	Form of Class A Common Stock Purchase Warrant (1)
10.4	Form of Class B Common Stock Purchase Warrant (1)
10.5	Form of Class C Common Stock Purchase Warrant (1)
10.6	Form of Class D Common Stock Purchase Warrant (1)
10.7	John Farley Employment Agreement (1)
10.8	Charles Austin Employment Agreement (1)
10.9	Dr. Mark Alden Consulting Agreement (1)
10.10	Crossfire Network, Inc. Agreement (1)
10.11	Summit Laboratories, Inc. Agreement (1)
10.12	Natures Formulae Health Products Ltd. Agreement (1)
10.13	License Agreement between Stalwart United Participations Limited and Mind Your Own Skin Products Inc. dated September 20, 1999. (2)
10.14	License Agreement between Stalwart United Participations Limited and Mind Your Own Skin Products Inc. dated February 1, 2002. (2)
10.15	Promissory Note to Shield-Tech Products, Inc. (2)
10.16	Modification and Amendment Agreement (3)
10.17	Subscription Agreement for $2,000,000 Financing (4)
10.18	Form of Convertible Note (4)
10.19	Form of Warrant (4)
10.20	Consulting Agreement with National Financial Communications Corp. (4)
21	Subsidiaries List (1)
23.1	Consent of Manning Elliott, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) Filed with the initial Form SB-2 Registration Statement on May 5, 2005 (SEC File No. 333-124667).

(2) Filed with Amendment No. 1 to Form SB-2 Registration Statement on June 22, 2005 (SEC File No. 333-124667).

(3) Filed with Amendment No. 2 to Form SB-2 Registration Statement on September 20, 2005 (SEC File No. 333-124667).

(4) Filed with Form SB-2 Registration Statement on May 19, 2006 (SEC File No. 333-134321).

ITEM 28.	UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lumby, Province of British Columbia, Country of Canada, on the 21st day of September, 2006.

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

By:	/S/ JOHN FARLEY
JOHN FARLEY
Chief Executive Officer,
Board Chairman

By:	/S/ CHARLES AUSTIN
CHARLES AUSTIN
Chief Financial Officer,
Chief Accounting Officer,
Secretary and Director

POWER OF ATTORNEY

The undersigned directors and officers of AVVAA World Health Care Products, Inc. hereby constitute and appoint John Farley, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JOHN FARLEY JOHN FARLEY	Chief Executive Officer and Board Chairman	October 5, 2006

/S/ GEORGE ROADMAN	President and Chief Operations Officer	October 5, 2006
GEORGE ROADMAN

/S/ CHARLES AUSTIN CHARLES AUSTIN	Secretary, Chief Financial Officer, Chief Accounting Officer, and Director	October 5, 2006

/S/ JAMES HANEY JAMES HANEY	Vice President Manufacturing and Director	October 5, 2006

/S/ DR. MARK ALDEN DR. MARK ALDEN	Director	October 5, 2006

/S/ JAMES MACDONALD JAMES MACDONALD	Director	September 18, 2006

/S/ DARRELL STEVENS	Director	October 5, 2006
DARRELL STEVENS

/S/ WILLIAM DOUGLAS ERNSBERGER	Director	October 5, 2006
WILLIAM DOUGLAS ERNSBERGER